     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997

                                                    REGISTRATION NO. 333-26543

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                              AMENDMENT NO. 1 TO
                                   FORM SB-2

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                                 DISCAS, INC.

            (Exact name of registrant as specified in its charter)



      DELAWARE                                3087                              06-1175400
(State or other jurisdiction of      (Primary Standard Industrial          (I.R.S. Employee
 incorporation or organization)       Classification Code Number)        Identification Number)


                          567-1 SOUTH LEONARD STREET
                              WATERBURY, CT 06708
                                (203) 753-5147


  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            MR. PATRICK A. DEPAOLO
                                 DISCAS, INC.
                          567-1 SOUTH LEONARD STREET
                              WATERBURY, CT 06708
                                (203) 753-5147

                           (Name, address, including
                                 zip code, and
                               telephone number,
                             including area code,
                             of agent for service)
                                  COPIES TO:


 Joseph A. Smith, Esq.                             Alexander Bienenstock, Esq.
 Epstein Becker & Green, P.C.                         Gusrae, Kaplan & Bruno
 250 Park Avenue                                          120 Wall Street
 New York, New York 10177                            New York, New York 10005
 (212) 351-4924                                           (212) 269-1400
 fax (212) 351-4928                                     fax (212) 809-5449


         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE



                                                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                                  AMOUNT TO         OFFERING PRICE           AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED                         BE REGISTERED(1) PER SHARE OR WARRANT(1)   OFFERING PRICE(1)   REGISTRATION FEE

Common Stock, $.0001 par value(2)                        920,000               $5.00               $4,600,000          $1,393.94

Warrants to purchase one share
 of Common Stock (3)(4)                                  920,000               $ .10                  $92,000             $27.87

Common Stock, $.0001 par value (5)                       920,000               $6.25               $5,750,000          $1,742.42

Selling Securityholder Warrants to
  purchase Common Stock, $.0001 par value (6)            800,000               $.10                   $80,000             $24.24

Common Stock, $.0001 par value, issuable upon
 exercise of the Selling Securityholder                  800,000               $6.25               $5,000,000          $1,515.15
 Warrants(6)

Representative's Warrants to purchase one
 share of Common Stock, $.0001 par value, and             80,000                                          $10             (9)
one Warrant to purchase one share of Common Stock

Common Stock, $.0001 par value, issuable upon
 exercise of Representative's Warrants                    80,000               $8.25                $660,000            $200.00

Warrants to purchase one share of Common Stock (7)        80,000               $.165                  13,200              $4.00

Common Stock, $.0001 par value (8)                        80,000               $6.25                $500,000            $151.51

    Total                                                                                                              $5,059.13*

                                       2

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(b).

(2) Includes 120,000 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments.

(3) Includes 120,000 Warrants to purchase one share of Common Stock which the Underwriters have the option to purchase to cover over-allotments.

(4) Together with such indeterminate number of additional securities as may be issued pursuant to the anti-dilution provisions of the Warrants pursuant to Rule 416(a).

(5)  Issuable upon exercise of the Warrants.

(6) Together with such indeterminate number of additional securities as may be issued pursuant to the anti-dilution provisions of the Selling Securityholder Warrants pursuant to Rule 416(a).

(7) Together with such indeterminate number of additional securities as may be issued pursuant to the anti-dilution provisions of the Representative's Warrants pursuant to rule 416(a).

(8) Issuable upon exercise of the Warrants issuable upon exercise of the Representative's Warrants.

(9)  No registration fee required pursuant to Rule 457(g).

*    $4,370.90 Previously Paid

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                               EXPLANATORY NOTE

         This Registration Statement contains two forms of prospectus: one to be used in connection with an offering of 800,000 shares of Common Stock and 800,000 Redeemable Common Stock Purchase Warrants (the "Offering Prospectus"), and one to be used in connection with the sale of 800,000 Selling Securityholder Warrants by certain securityholders of the Company (the "Selling Securityholders' Prospectus"). The Offering Prospectus and the Selling Securityholders' Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholders' Prospectus and conforming grammatical changes. The Selling Securityholders' Prospectus is filed with pre-effective Amendment No. 1 to this Registration Statement.

ITEM NUMBER      ITEM CAPTION IN FORM SB-2                                      CAPTION IN PROSPECTUS
IN FORM SB-2
1.00             Front of the Registration Statement and Outside Front Cover
                   Page of Prospectus                                           Front Cover Page
2.               Inside Front and Outside Back Cover Pages of Prospectus        Inside Front Cover Page; Back Cover Page
3.               Summary Information and Risk Factors                           Prospectus Summary; Risk Factors
4.               Use of Proceeds                                                Use of Proceeds
5.               Determination of Offering Price                                Front Cover Page; Risk Factors;
                                                                                Underwriting
6.               Dilution                                                       Dilution
7.               Selling Security Holders                                       Concurrent Offering
8.               Plan of Distribution                                           Front Cover Page; Underwriting
9.               Legal Proceedings                                              Business
10.              Directors, Executive Officers, Promoters, and Control Persons  Management; Certain Transactions
11.              Security Ownership of Certain Beneficial Owners and Management Principal Stockholders
12.              Description of Securities                                      Description of Securities
13.              Interests of Named Experts and Counsel                         Experts, Legal Matters
14.              Disclosure of Commission Position on                           Inapplicable
                 Indemnification for Securities Act Liabilities
15.              Organization Within Last Five Years                            Inapplicable
16.              Description of Business                                        Front Cover Page; Prospectus Summary; Use of
                                                                                Proceeds; Capitalization;
                                                                                Management's Discussion and Analysis of Financial
                                                                                Condition and Results of Operations; Business;
                                                                                Management; Principal Stockholders; Description of
                                                                                Securities; Financial Statements
17.              Management's Discussion and Analysis or Plan of Operation      Management's Discussion and Analysis of Financial
                                                                                Condition and Results of Operations
18.              Description of Property                                        Business
19.              Certain Relationships and Related Transactions                 Certain Transactions
20.              Market for Common Equity and Related Stockholder Matters       Risk Factors; Description of Securities;
                                                                                Shares Eligible for Future Sale;
                                                                                Dividend Policy
21.              Executive Compensation                                         Management
22.              Financial Statements                                           Financial Statements
23.              Changes In and Disagreements With Accountants on Accounting
                  and Financial Disclosure                                      Inapplicable


         This Preliminary Prospectus and the information contained herein are subject to completion or amendment without notice. These securities may not be sold nor may offers to buy them be accepted, prior to the time the Prospectus is delivered in final form. Under no circumstances shall this Preliminary Prospectus constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration, qualification or filing under the securities laws of any such jurisdiction.

                   SUBJECT TO COMPLETION, DATED JULY 2, 1997

                                 DISCAS, INC.


                      800,000 SHARES OF COMMON STOCK AND
               800,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         Discas, Inc., a Delaware corporation (the "Company"), hereby offers 800,000 shares of common stock (the "Common Stock"), par value $.0001 per share (the "Shares"), and 800,000 Redeemable Common Stock Purchase Warrants ("Warrants"). The Shares and Warrants are being offered and sold separately and will be separately transferable immediately upon issuance. Each Warrant entitles the registered holder thereof to purchase, at any time over a four-year period commencing 13 months from the date of this Prospectus, one share of Common Stock at a price of $6.25 (the "Warrant Exercise Price"). The Warrant Exercise Price is subject to anti-dilution adjustments under certain circumstances. The Warrants are subject to redemption by the Company at $.10 per Warrant on 30 days' written notice commencing 13 months after the date of this Prospectus, provided that the average closing bid price of the Common Stock for 20 consecutive trading days, ending not more than fifteen days prior to the date on which the Company gives notice, exceeds 150% ($9.375 per share) of the current Warrant Exercise Price.

         Prior to this offering, there has been no public market for the Common Stock or the Warrants, and there can be no assurance that such a market will develop after the completion of this offering, or if developed, that it will be sustained. For information regarding the factors considered in determining the initial public offering price of the Common Stock, see "Risk Factors" and "Underwriting." The initial public offering price is estimated to be $5.00 per share of Common Stock and $.10 per Warrant. The Company anticipates that the Common Stock and the Warrants will be quoted on The NASDAQ SmallCap Market under the symbols "DSCS" and "DSCSW", respectively and on the Boston Stock Exchange under the symbols "DSS" and "DSSW", respectively.

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" (PAGE 6) AND "DILUTION" (PAGE 16) FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.




         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        PRICE TO         UNDERWRITING       PROCEEDS TO
                          PUBLIC         DISCOUNT AND       COMPANY(2)(3)
                                        COMMISSIONS(1)

Common Stock              $5.00             $0.50              $4.50
Warrant                   $.10               $.01               $.09
Total(3)               $4,080,000          $408,080          $3,671,920



(1) In addition, the Company has agreed to pay Roan Capital Partners L.P., as representative of the several underwriters (the "Representative") a non-accountable expense allowance equal to 3% of the gross proceeds of this offering, and 80,000 Representative's Warrants to purchase 80,000 shares of Common Stock and 80,000 Warrants, exercisable for a price of $8.25 per share of Common Stock and $.165 per Warrant. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. For indemnification arrangements with the Representative and additional compensation payable to the Representative, see "Underwriting."

(2) Before deducting estimated offering expenses of $558,000, including the Representative's 3% non-accountable expense allowance of $122,400 and Representative's consulting fee of $85,300, payable by the Company.

(3) The Company has granted the Representative an option, exercisable within 45 days after the date of this Prospectus, to purchase up to an aggregate of 120,000 additional shares of Common Stock and 120,000 additional Warrants upon the same terms and conditions set forth above, solely to cover over-allotments, if any (the "Over-allotment Option"). If such Over-allotment Option is exercised in full, the total Price to Public, Underwriting Discount and Proceeds to the Company will be $4,692,000, $469,200 and $4,222,800, respectively.

         The shares of Common Stock and the Warrants are being offered by the several Underwriters, subject to prior sale, when, as and if accepted by them, and subject to certain conditions. It is expected that certificates for the shares of Common Stock and the Warrants offered hereby will be available for delivery on or about , 1997 at the offices of Roan Capital Partners L.P., 40 East 52nd Street, Tenth Floor, New York, New York 10022.

                          ROAN CAPITAL PARTNERS L.P.

               The date of this Prospectus is         , 1997

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SHARES OF COMMON STOCK OR THE WARRANTS OFFERED HEREBY, INCLUDING PURCHASES OF THE SHARES OF COMMON STOCK OR THE WARRANTS TO STABILIZE THEIR MARKET PRICES OR PURCHASES OF THE COMMON STOCK OR THE WARRANTS TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK OR WARRANTS MAINTAINED BY THE UNDERWRITERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

         The registration statement of which this Prospectus is a part also covers the offering for resale by certain securityholders (the "Selling Securityholders") of 800,000 bridge warrants (the "Selling Securityholder Warrants"), which are identical to the Warrants being offered by the Company herein, and the Common Stock issuable upon the exercise of the Selling Securityholder Warrants. See "Concurrent Offering." The Selling Securityholder Warrants and the Common Stock underlying such Selling Securityholder Warrants are sometimes collectively referred to as the "Selling Securityholder Securities." The Selling Securityholder Warrants are issuable to the Selling Securityholders upon the closing of this offering upon the automatic conversion of warrants (the "Bridge Warrants") acquired by them in the Company's private placement in April 1997 (the "Bridge Financing"). See "Use of Proceeds." Sales of the Selling Securityholder Warrants or the underlying Common Stock, or the potential of such sales, may have an adverse effect on the market price of the securities offered hereby.

                              PROSPECTUS SUMMARY

         The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Except as otherwise noted, all information in this Prospectus reflects a 1.35-for-1 split of the Common Stock of the Company effected on December 31, 1996, and assumes no exercise of the Underwriters' Over-allotment Option to purchase an additional 120,000 shares of Common Stock and 120,000 Warrants from the Company. Investors should consider carefully the information set forth in this Prospectus under the heading "Risk Factors."

                                  THE COMPANY

         Discas, Inc. ("Discas" or the "Company"), based in Waterbury, Connecticut, produces proprietary plastic and rubber compounds using a variety of recycled and prime (virgin) materials. The Company has extensive expertise in polymer technology, and has commercialized proprietary formulations used in the manufacturing of products in the footwear, aeronautic, military, automotive and consumer products sectors. In November 1996, the Company acquired a manufacturer of plastic containers in New Jersey as part of its strategy to vertically integrate its operations from raw material supply through end product manufacturing. See "Business -- Expansion Strategy."

         Historically, the Company's core business focused on the development and marketing of niche synthetic rubber compounds such as thermoplastic elastomers ("TPE"). In addition, Discas provides contract testing and research services for industrial accounts, which has resulted in the development of new materials and market applications. In recent years, Discas has extended this technology to industrial-source scrap polymer feedstock to produce marketable value-added plastic compounds, and management is now focused on increasing growth in plastics through market penetration and acquisitions. See "Business -- Expansion Strategy."

         Discas is currently using industrial scrap material to manufacture high quality recycled polypropylene-based compounds that are used by manufacturers in place of more expensive virgin plastics. The Company secures its feedstock from industrial waste streams as well as limited amounts of feedstock from post-consumer waste streams and works closely with several regional firms that collect and process industrial scrap material for reuse. Discas has the technological capability to modify this feedstock into higher-value material and management believes that it can lead an industry consolidation by continuing to build on established supplier and customer relationships.

         The Company was organized under the laws of Delaware on December 11, 1985. Its principal business address is 567-1 South Leonard Street, Waterbury, Connecticut 06708 and its telephone number is (203) 753-5147.

                                 THE OFFERING

SECURITIES BEING OFFERED

800,000 shares of Common Stock, par value $.0001 per share, and 800,000 Redeemable Common Stock Purchase Warrants ("Warrants"). Each Warrant entitles the holder thereof to purchase one share of Common Stock of the Company at a Warrant Exercise Price of $6.25 per share at any time over a four year period commencing 13 months from the date of this Prospectus. The Warrants may be redeemed by the Company commencing 13 months from the date of this Prospectus at a price of $.10 per Warrant on 30 days' written notice, provided the average closing bid price of the Common Stock for 20 consecutive trading days, ending not more than 15 days prior to the date on which the Company gives notice, exceeds 150% ($9.375 per share) of the current Warrant Exercise Price. The Shares and the Warrants are being offered and sold separately and will be separately transferable immediately upon issuance. See "Description of Securities."

SECURITIES OFFERED CONCURRENTLY BY  SELLING SECURITYHOLDERS

800,000 Selling Securityholder Warrants and 800,000 shares of Common Stock issuable upon the exercise of the Selling Securityholder Warrants. See "Concurrent Offering."

COMMON STOCK OUTSTANDING BEFORE
  THE OFFERING

2,254,500 shares of Common Stock(1)

COMMON STOCK TO BE OUTSTANDING
  AFTER OFFERING

3,214,500 shares of Common Stock(2)

USE OF PROCEEDS

The Company intends to utilize the net proceeds from this offering, estimated at approximately $3,114,000, for repayment of $370,000 in Bridge Financing debt, capital expenditures, working capital, future acquisitions and general corporate purposes including sales and marketing. See "Use of Proceeds."

RISK FACTORS

The securities offered hereby involve a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."

PROPOSED NASDAQ SMALLCAP
  MARKET SYMBOLS

Common Stock "DSCS"
 Warrants "DSCSW"

PROPOSED BOSTON STOCK
  EXCHANGE MARKET SYMBOLS

Common Stock "DSS"
 Warrants "DSSW"


(1) Does not include (i) shares issuable upon exercise of outstanding warrants held by Mr. Patrick A. DePaolo and Mantis V, L.L.C. to purchase 50,000 and 85,000 shares of Common Stock, respectively, at a price per share equal to $2.25, (ii) shares issuable upon exercise of outstanding Selling Securityholder Warrants to purchase an aggregate of 800,000 shares of Common Stock at a price per share equal to $6.25 or (iii) 160,000 shares of Common Stock into which a $1,000,000 note payable to Christie Enterprises, Inc. is automatically convertible upon the closing of this offering.

(2) Does not include (i) shares issuable upon exercise of outstanding warrants held by Mr. Patrick A. DePaolo and Mantis V, L.L.C. to purchase 50,000 and 85,000 shares of Common Stock, respectively, at a price per share equal to $2.25, (ii) shares issuable upon exercise of outstanding Selling Securityholder Warrants to purchase an aggregate of 800,000 shares of Common Stock at a price per share equal to $6.25 or (iii) up to an additional 240,000 shares issuable upon exercise of the Underwriters' Over-allotment Option and underlying Warrants. Also does not include up to 160,000 shares of Common Stock issuable upon exercise of the Representative's Warrants and underlying Warrants. Includes 160,000 shares of Common Stock into which a $1,000,000 note payable to Christie Enterprises, Inc. is automatically convertible upon the closing of this offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Underwriting" and "Description of Securities -- Representative's Warrants."

                            SUMMARY FINANCIAL DATA

         The following summary financial data should be read in conjunction with the consolidated financial statements of the Company and of Christie Enterprises, Inc. and related notes thereto appearing elsewhere in this Prospectus. The Company purchased substantially all of the assets of Christie Enterprises, Inc. in November 1996. The audited financial statements of Christie Enterprises, Inc. are included in "Financial Statements" elsewhere in this Prospectus. The Consolidated Statement of Operations Data for the Company for the year ended April 30, 1997 reflects the operations of the Company including the former Christie Enterprises, Inc. lines of business from the date of acquisition, and the Consolidated Balance Sheet Data at April 30, 1997 includes the purchased assets. All other periods shown reflect only the operations of the Company. See the pro forma financial statements of the Company and of Christie Enterprises, Inc. included in "Financial Statements."



                                                                          YEAR ENDED
                                                                          APRIL 30,
                                                                   1997               1996
Consolidated Statement of Operations Data:

Sales                                                            5,179,668        $3,858,205
Cost of Sales                                                    3,982,066         3,012,125

Gross Profit                                                     1,197,602           846,080
Selling general and administrative expenses                      1,300,859           710,302

Income (Loss) from Operations                                     (103,257)          135,778
Net other income (expense)(1)                                     (282,114)          (56,363)
Minority interest                                                   36,705            23,841

Earnings (Loss) before income taxes                               (348,666)          103,256
Income tax benefit                                                  36,000               --

Net income (loss)                                                 (312,666)         $103,256
                                                             -------------------------------------
Pro forma net income (loss) per share(2)                          $(.13)                $.04

Pro forma weighted average number of common and common           2,408,710         2,328,710(1)
 and common equivalent shares outstanding



                                                      APRIL 30, 1997
                                               ACTUAL(3)      AS ADJUSTED(4)

Consolidated Balance Sheet Data:
Working capital                                  90,948          3,204,948
Total assets                                   5,544,989         8,388,784
Total liabilities                              4,693,436         3,693,436
Stockholders' equity                            851,553          4,695,348

(1) Includes a non-cash charge of $176,037 to interest expense in 1997 which represents approximately eight months of amortization of deferred financing costs (See Note 1(L) of Notes to the Company's audited financial statements) in connection with the loans made to the Company by Mantis V, L.L.C. Future amortization will approximate $29,000 per month through July, 1998, or be expensed in full upon the early retirement of the loan.

(2) Does not include 160,000 shares of Common Stock into which a $1,000,000 note payable to Christie Enterprises, Inc. is convertible upon the closing of this offering.

(3) Does not include (i) outstanding warrants held by Mr. Patrick A. DePaolo and Mantis V, L.L.C. to purchase 50,000 and 85,000 shares of Common Stock, respectively, at a price per share equal to $2.25, or (ii) 160,000 shares of Common Stock into which a $1,000,000 note payable to Christie Enterprises, Inc. is convertible upon the closing of this offering.

(4) Includes 160,000 shares of Common Stock into which a $1,000,000 note payable to Christie Enterprises, Inc. is convertible upon closing of this offering, and the estimated net proceeds from this offering, but does not include (i) outstanding warrants held by Mr. Patrick A. DePaolo and Mantis V, L.L.C. to purchase 50,000 and 85,000 shares of Common Stock, respectively, at a price per share equal to $2.25 or (ii) outstanding Selling Securityholder Warrants to purchase an aggregate of 800,000 shares of Common Stock at a price per share equal to $6.25.

                                 RISK FACTORS

         The securities offered hereby involve a high degree of risk, including, but not limited to, the several factors described below. These securities should be purchased only by persons who can afford a loss of their entire investment. Investors should consider carefully the following risk factors inherent in and affecting the business of the Company and this offering in evaluating an investment in the securities offered hereby.

POSSIBLE NEED FOR ADDITIONAL FINANCING.

         The Company is dependent on and intends to use the proceeds of this offering to implement its plans for further growth and expansion of the Company's business. Based on currently proposed plans and assumptions relating to its operations, the Company anticipates that the proceeds of this offering, together with projected cash flow from operations and available cash resources, including its anticipated bank financing, will be sufficient to satisfy its contemplated cash requirements for at least twelve months following the consummation of this offering. In the event that the Company's assumptions change or prove to be inaccurate or if the proceeds of this offering, cash flow and available cash resources prove to be insufficient to fund operations (due to unanticipated expenses, difficulties, problems or otherwise including failure to obtain replacement bank financing), the Company may be required to seek additional financing or curtail its expansion activities. The Company may in the future, depending upon the opportunities available to it, determine to seek additional debt or equity financing to fund the cost of continuing expansion. To the extent that the Company obtains equity financing or finances an acquisition with equity securities, any such issuance of equity securities could result in dilution to the interests of the Company's stockholders. Additionally, to the extent that the Company incurs additional indebtedness or issues debt securities in connection with an acquisition, the Company will be subject to risks associated with incurring substantial additional indebtedness including the possibility that cash flow may be insufficient to pay principal and interest on any such indebtedness. There can be no assurance that additional financing will be available to the Company on acceptable terms, or at all. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

EXPANSION STRATEGY; UNSPECIFIED ACQUISITIONS.

         Management believes that future net sales and profit growth is substantially dependent upon its ability to expand beyond its existing supplier and customer base by obtaining additional sources of supply and customers, through a combination of acquisitions of businesses in the recycled plastics industry, capital investment in additional processing machinery, developing additional facilities in new market areas and marketing within its existing service areas. The Company may, but is not required to, expend up to the entire $2,000,000 of otherwise unallocated net offering proceeds for this purpose. See "Use of Proceeds." This strategy entails the risks inherent in assessing the value, strengths, weaknesses and potential profitability of acquisition candidates and of new facilities as well as integrating the operations of acquired companies and newly opened facilities. There can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions or open new facilities, that the Company will continue to acquire businesses or that any business acquired or new facilities opened will be integrated successfully into the Company's operations or prove profitable. The Company may finance future acquisitions by using shares of the Company's Common Stock for all or a portion of the consideration to be paid. Such future issuances of Common Stock, if any, could result in substantial dilution to existing stockholders, depending upon the terms of the particular acquisition or acquisitions. Further, stockholders will generally not have any right to vote upon any such acquisitions unless a vote is required under Delaware law or under proposed Nasdaq Stock Market rules which have not yet been approved by the Securities and Exchange Commission (the "Commission"). If the Company does not have sufficient cash resources, its growth could be limited, unless it is able to obtain additional capital through subsequent debt or equity financings. There can be no assurance that the Company will be able to obtain such financing or that, if available, such financing will be on terms acceptable to the Company. As a result, there can be no assurance that the Company will be able to successfully implement its acquisition strategy. The Company does not currently have any plans, proposals, arrangements or understandings with respect to any particular acquisitions. See "Business -- Expansion Strategy."

NO LONG-TERM AGREEMENTS WITH SUPPLIERS OR CUSTOMERS AND DEPENDENCE ON SIGNIFICANT SUPPLIERS AND CUSTOMERS.

         The Company is dependent on third party relationships with several suppliers of scrap polymer feedstocks, the raw materials necessary to the business of the Company. The Company does not presently have any long term agreements with these suppliers and does not anticipate the execution of any long term agreements in the future. The two largest suppliers, Ash-Kourt Industries, Inc. and Borden, Inc., currently provide approximately 40% of the Company's feedstock. The Company's existing operations and plans for future growth anticipate the continued existence of these relationships. There can be no assurance, however, that these relationships will be preserved. The Company believes that it has alternative sources of supply available to it in the event that its requirements change or its current suppliers are unable or unwilling to fulfill the Company's needs. Nevertheless, there can be no assurance that alternative suppliers will be available upon terms comparable to the Company's existing arrangements.

         The Company also does not presently have any long term agreements with its customers and does not anticipate the execution of any long term agreements in the future. Although the Company's two largest customers accounted for approximately 74% of the Company's sales in fiscal 1996, the Company has subsequently diversified its customer base such that in fiscal 1997, the Company's two largest customers accounted for approximately 32% of sales and no other customer accounted for more than 10% of sales. The Company's existing operations and plans for future growth anticipate the continued existence of relationships with its current customers. There can be no assurance, however, that these relationships will be preserved. See "Business - Product Lines, Customers and Suppliers."

COMPETITION.

         The compounding of polymers is a highly competitive industry. The Company's prime and recycled products compete with a variety of polymer materials from other companies, many of which are larger, better financed manufacturers of prime compounds. The Company must competitively price its products against both prime and recycled compounds if it is to successfully build its sales volume. While the Company believes that its technical expertise, modern facility and advanced quality control are attractive features to potential customers, there can be no assurance that the Company can capture adequate competitive contracts to sustain profitability, or that other companies will not provide superior products in both price and quality. See "Business - Competition."

RAW MATERIALS AVAILABILITY AND COMMODITY PRICING.

         The scrap and prime, or virgin, polymer feedstocks used by the Company as a raw material are subject to substantial price fluctuations. Prices for scrap feedstocks generally conform to fluctuations in prices for virgin material, but usually remain below virgin material prices. While the Company expects that there will continue to be an abundance of industrial scrap polymer feedstock for use in the production of its compounds, there can be no assurance that adequate quantities will be available or that prices the Company may be required to pay for raw materials will allow the Company to operate at a profit. The Company does not have any long-term contracts with either suppliers or customers. See "Business - Product Lines, Customers and Suppliers."

RELIANCE ON TRADE SECRETS, EVOLVING TECHNOLOGY AND COMPETITION; ABSENCE OF PATENT PROTECTION.

         The Company holds no patents to its processes nor has it applied for any patents, although it attempts to keep proprietary the processes and formulations it uses through confidentiality agreements with employees and third parties. However, there can be no assurance that competitors will not develop processes or products of comparable efficiency and quality. Furthermore, rapid technological development may result in the Company's processes or systems becoming obsolete. Technological competition from other companies is expected to increase, and many of these potential competitors have substantially greater capital resources, research and development capabilities and marketing resources than the Company. The Company has registered trademarks for certain of its products, but in the opinion of management, such trademarks are not material to the Company's business as a whole. See "Business - Competition."

SUBSTANTIAL PORTION OF PROCEEDS ALLOCATED FOR REPAYMENT OF INDEBTEDNESS.

         Approximately 12% ($370,000) of the estimated net proceeds from the sale of the Common Stock and the Warrants has been allocated for repayment of principal and accrued interest on the Bridge Financing subordinated notes to the lenders of the Bridge Financing, none of whom are officers, directors or affiliates of the Company. See "Use of Proceeds."

SUBSTANTIAL PORTION OF PROCEEDS ALLOCATED TO UNSPECIFIED GENERAL CORPORATE AND WORKING CAPITAL PURPOSES.

Approximately 63% ($1,958,700) of the estimated net proceeds from the sale of the Common Stock and the Warrants has been allocated to general corporate and working capital purposes, including inventory purchases, acquisitions, sales and marketing. Proceeds allocated to general corporate and working capital purposes may be utilized in the discretion of the Board of Directors. As a result, investors will not know in advance how such net proceeds will be utilized by the Company. See "Use of Proceeds" and "Business - Expansion Strategy." Additionally, in the event the Underwriters' over-allotment option is exercised or to the extent the Warrants are exercised, the Company will realize additional net proceeds, which will be added to working capital. Notwithstanding its plan to develop its business as described in this Prospectus, future events, including the problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate or changes in government regulations, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors. See "Use of Proceeds."

DEFERRED FINANCING COSTS.

         The Company incurred deferred financing costs in connection with the loans made to the Company by Mantis V, L.L.C. in September and December 1996. Such costs are charged against income over the term of such loan. Such costs amounted to $176,037 in the year ended April 30, 1997 and will equal approximately $29,000 per month through the term of such loans in July, 1998, or will be expensed upon earlier prepayment of such loans. Such charges are non-cash items, and are determined by measuring the fair market value of the 270,000 shares of the Company's Common Stock at September, 1996 issued in connection with the loan made by Mantis V, L.L.C.

DEPENDENCE UPON KEY PERSONNEL.

         The success of the Company is substantially dependent upon the efforts of its founder, Chairman of the Board, Chief Executive Officer and President, Mr. Patrick A. DePaolo, Sr. The loss of the services of Mr. DePaolo, or the inability to attract and retain other qualified personnel, may adversely affect the Company's business. There is no assurance that the Company will successfully recruit or retain personnel of the requisite caliber or in adequate numbers to enable it to execute its business growth strategy. The Company has a five year employment agreement with Mr. DePaolo. The Company has a $500,000 key man life insurance policy on Mr. DePaolo. See "Management."

POSSIBLE CONFLICTS OF INTEREST.

         Patrick A. DePaolo, Sr., the Company's Chairman of the Board, Chief Executive Officer and President, and John Carroll, a director, are both members of J-Von Group, L.L.C. ("J-Von"), a manufacturer of thermoplastic elastomer compounds ("TPE") for the footwear and industrial markets. J-Von is both a significant customer for the Company's raw materials and a significant supplier of finished compounds to the Company. Further, Mr. DePaolo has executed a non-competition agreement with J-Von whereby J-Von and Mr. DePaolo have agreed not to sell certain specified TPE compounds to specified customers of the other. Mr. Carroll is also a principal of several other businesses in the plastics fabrication industry. Mr. DePaolo's employment agreement with the Company requires that Mr. DePaolo not engage in any activities competitive with those of the Company during the term of his employment. See "Certain Transactions" and "Management." The Company has adopted a policy that all future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and be made for bona fide business purposes.

ENVIRONMENTAL REGULATION.

         Federal, state and local environmental laws and regulations apply to the activities of the Company and to the products it intends to produce. Violations of statutes, regulations or environmental permit requirements, even if unintentional, can result in significant fines, costs, revocation of required licenses or permits or requirements for remedial work. The Company's present and planned activities are, or may become, subject to regulation under various federal, state and local environmental laws and regulations, including laws and regulations that may be adopted in the future. Such regulations may materially adversely affect the Company's existing or planned operations. Any failure of the Company to comply with the requirements of these environmental laws and regulations, even if unintentional, could give rise to liabilities, penalties or fines which could have a material adverse effect on the business or financial condition of the Company. See "Business -- Environmental and Other Governmental Regulation."


CONTROL BY OFFICERS, DIRECTORS AND PRINCIPAL STOCKHOLDERS.

         The election of directors of the Company is controlled solely by the Company's founder, Chairman of the Board, Chief Executive Officer and President, Mr. Patrick A. DePaolo, Sr., who owns or has voting rights with respect to 93.9% of the outstanding voting stock prior to this offering and will continue to beneficially own or vote 66.3% of the outstanding voting stock following completion of this offering. See "Principal Stockholders."

LIMITED EXPERIENCE OF UNDERWRITER.

         The Representative, including its predecessor, has been in existence since 1993 and is principally engaged in retail brokerage, market making activities and various corporate finance projects. Although certain officers of the Representative have corporate finance experience from previous employment, the Representative has not acted as an underwriter or placement agent of any public offerings of securities to date. No assurance can be given that the Representative's lack of experience as an underwriter will not adversely affect this offering and the subsequent development of a liquid public trading market in the Common Stock. See "Risk Factors -- No Assurance of Public Market; Arbitrary Determination of Offering Price; Lack of Public Market for Securities."

GENERAL ECONOMIC CONDITIONS.

         The operations of the Company are subject to general economic conditions which affect the plastics industry, particularly as a result of fluctuating petroleum prices and the demand for virgin feedstock. Resin prices, global competition and other economic factors affect the location and quantity of goods produced, which consequently affect the availability and price of recycled feedstock in North America. The Company may not have sufficient capitalization to survive such economic exigencies. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

PRODUCTS LIABILITY AND OTHER CLAIMS.

         The Company may be subject to substantial products liability costs if claims arise out of problems associated with the products of the Company. The Company will seek to maintain the products liability coverage it currently has in place for the benefit of the Company to protect the Company against such liabilities, but there can be no assurance that such arrangements can be made, or if made, will be effective to insulate the assets of the Company from such claims. The Company will attempt to maintain insurance against such contingencies, in scope and amount which it believes to be adequate. However, there can be no assurance that such product liability insurance will continue to be available, or if available, that it will adequately insure against such claim. See "Business."

POSSIBLE DELISTING OF SECURITIES FROM NASDAQ SYSTEM.

         The Company has applied for listing of its Common Stock and Warrants on the NASDAQ SmallCap Market and such securities are expected to be listed on such market upon completion of this offering. In order to continue to qualify for listing on the NASDAQ SmallCap Market, however, a company must have, among other things, at least $2,000,000 in total assets, $1,000,000 in capital and surplus and a minimum bid price for its common stock of $1.00 per share. NASDAQ has recently proposed new maintenance criteria which, if implemented, would eliminate certain market capitalization exceptions to the $1.00 per share minimum bid price and require, among other things (i) either at least $2,000,000 in net tangible assets, a $35,000,000 market capitalization or net income of at least $500,000 in two of the three prior years, (ii) at least 500,000 shares in the public float valued at $1,000,000 or more,
(iii) at least two active market makers, (iv) at least 300 holders of the Company's Common Stock and (v) adherence to certain corporate governance provisions. However, upon completion of the offering, if the Company is thereafter unable to continue to satisfy the listing criteria under the NASDAQ rules, any listed security will be subject to delisting. In such an event, the Common Stock and the Warrants may not be eligible for continued listing on the NASDAQ SmallCap Market. As a result of delisting, trading, if any, in the securities would be conducted on the Boston Stock Exchange if the Company's securities are then listed thereon, or on the over-the-counter market in what are commonly referred to as the "pink sheets," or in the "OTC Bulletin Board." If such result occurs, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the prices of, the Common Stock and Warrants.


SECURITIES SUBJECT TO "PENNY STOCK" RULES IF DELISTED FROM NASDAQ AND BOSTON STOCK EXCHANGE; RISKS OF PENNY STOCKS.

         If the Company's securities are not listed on the NASDAQ SmallCap Market or on the Boston Stock Exchange, they are subject to Rule 15g-9 under the Exchange Act that imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and accredited investors (generally persons with net assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). If the Common Stock were delisted from the NASDAQ SmallCap Market and the Boston Stock Exchange, and the Company's stock price should fall below $5.00 per share and no other exclusion from the definition of "penny stock" under the Securities Exchange Act of 1934, as amended (the "Exchange Act") were available, then the Company's Common Stock and Warrants would be deemed "penny stock" and transactions in the Common Stock and Warrants would be subject to the penny stock regulations which impose significant sales practice requirements on broker-dealers, including (a) delivering to customers the Commission's standardized disclosure statement about "penny stocks", (b) providing to customers current bid and ask prices for the stock, (c) disclosing to customers the broker-dealer's and sales representative's compensation with respect to trades in the stock, and (d) providing to customers monthly account statements reflecting the stock's then current price. For transactions covered by this rule, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to purchase. Consequently, the rule may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of stockholders to sell their securities in the secondary market. The loss of continued listing on the NASDAQ SmallCap Market may also cause a decline in share price, loss of news coverage of the Company and difficulty in obtaining subsequent financing. The foregoing penny stock restrictions will not apply to the Company's securities if such securities are listed on the Nasdaq SmallCap Stock Market or on a national securities exchange such as the Boston Stock Exchange.

POTENTIAL ADVERSE IMPACT OF PREFERRED STOCK ON RIGHTS OF HOLDERS OF
COMMON STOCK.

         The Company is currently authorized to issue up to a total of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. There are currently 2,254,500 shares of Common Stock outstanding and no preferred stock outstanding.

         The Company's Board of Directors is authorized to issue preferred stock in one or more series and to fix the voting powers and the designations, preferences and relative, participating, optional or other rights and restrictions thereof. Accordingly, the Company may issue series of preferred stock in the future that will have preference over the Common Stock with respect to the payment of dividends and proceeds from the Company's liquidation, dissolution or winding up or have voting or conversion rights which could adversely effect the voting power and percentage ownership of the holders of the Common Stock. The Company has no plans, arrangements, understandings or commitments to issue any preferred stock. However, the ability of the Company to issue such additional shares and the possible exercise of the Warrants, the Selling Securityholder Warrants and the Representative's Warrants may prove to be a hindrance to future financings by the Company since the holders of such warrants may be expected to exercise them at times when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company. Also, rights granted to future holders of preferred stock could be used to restrict the Company's ability to merge with, or sell its assets to, a third party, and the ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a takeover of the Company, thereby preserving control of the Company by the current stockholders. See "Description of Securities -- Preferred Stock."

SHARES ELIGIBLE FOR FUTURE SALE.

         Upon the completion of this offering, the Company will have 3,214,500 shares of Common Stock outstanding. Of these shares, the 800,000 shares sold by the Company in this offering will be freely-tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as defined in the Securities Act and the rules and regulations thereunder) which will be subject to the limitations of Rule 144 promulgated under the Securities Act. Of the remaining 2,414,500 shares, subject to the holders' compliance with the provisions of Rule 144, (i) 34,504 shares beneficially owned by four non-affiliates of the Company will become tradeable in August 1997, (ii) 364,500 shares beneficially owned by Mantis V, L.L.C., an affiliate of the Company, will become tradeable in September 1997, (iii) 160,000 shares of Common Stock issuable upon conversion of a note in the principal amount of $1,000,000 payable to Christie Enterprises, Inc. upon the closing of this offering will become tradeable in November 1997 and (iv) 1,848,646 shares beneficially owned by Patrick A. DePaolo, Sr., Steven DePaolo and a DePaolo family limited liability company, all affiliates of the Company, are tradeable as of the date of this Prospectus, although all of the aforementioned shares with the exception of those set forth in (iii) will not be freely tradeable for two years from the date of this Prospectus without the prior written consent of the Representative pursuant to "lock-up" agreements each shareholder will have entered into with the Representative prior to the closing of this offering. These securities were deemed to be "restricted securities" at the time they were purchased, as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering.

         In general, under Rule 144 as recently modified (which modifications became effective April 29, 1997), subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned the restricted shares of Common Stock to be sold for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

         No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market prices prevailing from time to time. The possibility that substantial amounts of Common Stock may be sold in the public market in the future may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Shares Eligible for Future Sale."

NO ASSURANCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE.

         Prior to this offering, there has been no public market for the shares of Common Stock or the Warrants. The initial public offering price of the Warrants and Shares and the exercise price and other terms of the Warrants were established by negotiations between the Company and the Representative and bear no relationship to such established valuation criteria such as assets, book value or prospective earnings. Further, given the comparatively small size of this offering, there can be no assurance that an active public market for the Company's securities will ever develop.

IMMEDIATE SUBSTANTIAL DILUTION; DISPARITY OF CONSIDERATION.

         This offering involves an immediate and substantial dilution of $3.74 per share (75%) between the pro forma net tangible book value per share after the offering of $1.26 and the offering price of $5.00 per share of Common Stock. The existing stockholders of the Company, including an affiliate of certain of its executive officers and directors, acquired their shares of Common Stock at prices substantially lower than the initial public offering price and, accordingly, new investors will bear substantially all of the risks inherent in an investment in the Company. See "Dilution."

ANTI-TAKEOVER PROVISIONS.

         Certain provisions of Delaware law, the Amended and Restated Certificate of Incorporation and the Company's By-laws, as amended (the "By-laws"), could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. These provisions and the prohibition against certain business combinations could have the effect of delaying, deferring or preventing a change in control or the removal of existing management of the Company. See "Description of Securities." Further, the non-competition provisions of Mr.

DePaolo's employment agreement will not apply if he is terminated following an involuntary change in control as defined in Section 203 of the Delaware General Corporation Law. See "Management-Employment Agreements."

LIMITED LIABILITY OF DIRECTORS.

         As permitted by the Delaware Corporation Law, the Company's Amended and Restated Certificate of Incorporation eliminates personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director except under certain circumstances. Accordingly, except in certain circumstances, the Company's directors will not be liable to the Company or its stockholders for breach of such duty. See "Management -- Indemnification and Exculpation Provisions."

REPRESENTATIVE'S WARRANTS.

         The Company has agreed to sell to the Representative, at a price of $10, the right to purchase up to 80,000 shares of Common Stock and up to 80,000 Warrants (the "Representative's Warrants"). Such Warrants will be exercisable for a four-year period commencing one year from the date of this Prospectus, at exercise prices equal to 165% of the initial public offering prices of the Common Stock and Warrants set forth on the cover page of this Prospectus.

         For the life of the Representative's Warrants, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock and Warrants, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for its business while such Warrants are outstanding. See "Underwriting."

POSSIBLE RESTRICTIONS ON MARKET-MAKING ACTIVITIES IN THE COMPANY'S SECURITIES.

         The Representative has advised the Company that it intends to make a market in the Company's securities. Regulation M, which was recently adopted to replace Rule 10b-6 and certain other rules promulgated under the Exchange Act, may prohibit the Representative from engaging in any market-making activities regarding the Company's securities for a period from five days (or such applicable period as Regulation M may provide) prior to any solicitation by the Representative of the exercise of the Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Securityholder Securities may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period prior to the commencement of such distribution. Accordingly, in the event the Representative is engaged in a distribution of the Selling Securityholder Securities, it will not be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Underwriting."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS.

         The Warrants may be redeemed by the Company commencing 13 months from the date of this Prospectus, at a redemption price of $.10 per Warrant upon not less than 30 days' prior written notice provided the average closing bid price of the Common Stock on Nasdaq (or the last sales price if traded on a national securities exchange) for 20 consecutive trading days, ending not more than 30 days prior to the date of the notice of redemption, exceeds 150% of the current Warrant Exercise Price, subject to adjustment. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities -- Warrants."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS.

         This Prospectus contains certain forward-looking statements regarding the plans and objectives of management for future operations, including plans and objectives relating to the development of the Company. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based on a successful execution of the Company's expansion strategy and assumptions that the Company will be profitable, that the industry will not change materially or adversely, and that there will be no unanticipated material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, particularly in view of the Company's recent and planned expansion, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

DIVIDENDS.

         The Company has never paid cash dividends and it does not anticipate that it will pay cash dividends on its Common Stock or alter its dividend policy in the foreseeable future. The payment of dividends on the Common Stock by the Company will depend on its earnings and financial condition and such other factors as the Board of Directors of the Company may consider relevant. The Company currently intends to retain its earnings to assist in financing the development of its business. In addition, the Company's current senior credit agreement prohibits the payment of cash dividends and the Company expects that any new senior lender will similarly prohibit the payment of cash dividends. Investors who anticipate the need for dividends on their investments should refrain from purchasing any of the shares of Common Stock and the Warrants offered hereby.

         FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THESE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.

                                USE OF PROCEEDS

         The net proceeds to be received by the Company from the sale of the shares of Common Stock and the Warrants offered hereby, after deducting offering expenses payable by the Company, are estimated at approximately $3,114,000. The Company presently intends to use the net proceeds over the 12 month period following this offering as follows:

                                                               APPROXIMATE
                                                                  DOLLAR
APPLICATION OF PROCEEDS                                           AMOUNT

Payment of consulting fee to Representative                    $85,300 (3%)

Repayment of Bridge Financing (1)                              370,000 (12%)
Capital Expenditures (2)                                       700,000 (22%)
Working Capital (including acquisitions)(3)                  1,958,700 (63%)
                                                             ---------------
  Total                                                     $3,114,000 (100%)


(1) Repayment of unsecured promissory notes totalling $360,000 issued to Bridge Financing investors, plus accrued interest at the rate of 11% per annum. All of such notes are due upon the earlier of the closing of this offering or October 14, 1998. Approximately one-half of the net proceeds from the sale of such notes and the simultaneous sale of 800,000 Warrants for $40,000 (see "Interim Financing") were utilized for working capital to support the Company's accounts receivable, and the balance was used to pay certain of the expenses of conducting this offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity, Capital Resources and Other Matters."

(2)  Includes extruders, densifiers, mixers and materials handling equipment.

(3) The Company purchases raw materials on an opportunistic basis and will from time to time use a portion of the proceeds to purchase quantities of feedstock materials. The Company has no agreement in principle with any potential acquisition candidate and therefore cannot at this time accurately state what percentage of the proceeds will be allocated to acquisitions. See "Risk Factors -- Expansion Strategy." A portion of working capital will be used to self-finance accounts receivable, and a further portion will be utilized for additional sales and marketing efforts, including the addition of sales personnel.

         The allocation of the net proceeds of the offering set forth above represents the Company's best estimate based upon its present plans. If any of these plans change, the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to other purposes.

         Pending expenditure of the proceeds from the offering, the Company may make temporary investments in insured interest bearing savings accounts, insured certificates of deposit, or short term United States government obligations. In the opinion of management, the above proceeds should be sufficient for the Company's operations for at least the next 12 months from the date of this offering.

                                DIVIDEND POLICY

         The Company has never declared or paid any dividends on its Common Stock. The present policy of its Board of Directors is to retain earnings, if any, for use in business operations, and the Company, therefore, does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. Further, the Company's current senior credit agreement prohibits the payment of cash dividends and management of the Company expects that any new lender will prohibit the payment of cash dividends.

                                CAPITALIZATION

         The following table sets forth the unaudited capitalization of the Company as of April 30, 1997 and as adjusted on a pro forma basis to reflect:
(i) the conversion of the $1,000,000 convertible promissory note payable to Christie Enterprises, Inc. into 160,000 shares of the Company's Common Stock and (ii) the offering and the application of the net proceeds therefrom as described under "Use of Proceeds." This table should be read in conjunction with the historical and pro forma financial statements of the Company, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.

                                                                        APRIL 30, 1997        APRIL 30, 1997
                                                                                                PRO FORMA
                                                                            ACTUAL              AS ADJUSTED
                                                                            ------              -----------
Short-term debt, including current portion of Long-term debt               $903,485              $903,485

                                                                    -------------------  ------------------------
Long-term debt, excluding current portion(1)(2)                           2,210,878               850,878
Notes payable to related parties                                            123,734               123,734
Stockholders' equity:

 Common Stock, $.0001 par value, 12,000,000 authorized,                         225                   321
 2,254,500 shares issued and outstanding and 20,000,000
 authorized and 3,214,500 shares issued and
 outstanding proforma as adjusted (3)(4)(5)

Additional paid in capital                                                  822,677             4,666,376
Accumulated deficit                                                          28,651                28,651

Total stockholders' equity                                                  851,553             4,695,348

Total capitalization                                                     $3,186,165            $5,669,960
                                                                    --------------------

(1) For a description of the Company's long-term debt, see Note 9 to the Company's consolidated financial statements.

(2) $1,000,000 in convertible promissory note payable will be converted into 160,000 shares of Common Stock upon closing of the offering.

(3) Assumes no exercise of the Underwriters' Over-allotment Option. If the Underwriters' Over-Allotment Option is exercised in full, the adjusted capitalization of the Company would be: Common Stock $333; Additional paid in capital $5,198,804; Total stockholders' equity $5,227,788; Total capitalization $6,202,400.

(4) Excludes shares issuable upon exercise of (i) the Representative's Warrants to acquire up to 80,000 shares of Common Stock at a price of $8.25 per share, and 80,000 Warrants at a price of $.165 per Warrant and exercisable at $6.25 per share, (ii) the Underwriters' Over-Allotment Option to purchase up to 120,000 additional shares of Common Stock and 120,000 additional Warrants, (iii) outstanding warrants held by Mr. Patrick A. DePaolo, Sr. and Mantis V, L.L.C. to purchase 50,000 and 85,000 shares of Common Stock, respectively, at a price per share equal to $2.25 and (iv) outstanding Selling Securityholder Warrants granting holders the right to purchase an aggregate of 800,000 shares of Common Stock at a price per share equal to $6.25. See "Management", "Certain Transactions" and "Underwriting."

(5) Excludes Common Stock reserved for issuance upon the exercise of outstanding warrants or the Representative's Warrants. See
    "Underwriting."

                                   DILUTION

    The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share after the offering constitutes the dilution to investors in the offering. Pro forma net tangible book value (after giving effect to pro forma adjustments) is determined by dividing the pro forma net tangible book value of the Company (total pro forma tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

    The net tangible book value of the Company (total assets less total liabilities and intangible assets) on April 30, 1997 of the outstanding 2,254,500 shares of the Company's Common Stock was ($329,135) or ($.15) per share. After (i) conversion of the $1,000,000 convertible promissory note payable to Christie Enterprises, Inc. and after giving effect to (ii) the anticipated expenses of the offering, the adjusted net tangible book value of the Company at April 30, 1997 would have been $4,046,808 or $1.26 per share, representing an immediate increase in net tangible book value of $1.41 to existing stockholders and an immediate dilution of $3.74 to the purchasers of Common Stock of the offering. The following table illustrates the per share dilution to investors in the offering:



Initial public offering price per share (1)                          $5.00
Net tangible book value per share before the offering       $(.15)
Increase per share attributable to conversion of
 convertible promissory note payable                          .43
Increase per share attributable to the sale of
 Common Stock in the offering (2)                             .98

Net tangible book value per share (2)                                 1.26

Dilution to new investors                                            $3.74 (75%)




(1) Before deductions of underwriting discounts and estimated offering expenses payable by the Company.

(2) After deduction of underwriting discounts and estimated offering expenses payable by the Company, estimated at $704,057.

    The following table sets forth as of April 30, 1997, the number of shares of Common Stock issued by the Company, the total consideration to the Company (excluding the non-cash effect of debt issue costs ($580,500), the contribution of minority interest in excess of related book value ($126,128) and without deduction of selling discounts and commissions or offering expenses and assuming a value of $.10 per Warrant) and the average price per share paid by existing stockholders and by the investors in the offering:



                                                                                                   AVERAGE
                                                                                                    PRICE
                                           SHARES ACQUIRED            TOTAL CONSIDERATION         PER SHARE
                                       ------------------------     -------------------------    ----------
NUMBER                                                 PERCENT        AMOUNT         PERCENT
------                                                ---------     -----------     ---------
Existing stockholders (1)              2,414,500        75.1%       $1,116,000        21.8%          $.46

Investors in offering                   800,000         24.9         4,000,000        78.2          $5.00

  Total                                3,214,500       100.0%       $5,116,000       100.0%         $1.59

                               ----------------------------------------------


(1) Total consideration from existing stockholders represents the total amounts paid after conversion of the convertible promissory note payable but before the offering and the Concurrent Offering.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

    The Company produces proprietary plastic and rubber compounds using a variety of recycled and prime, or virgin, materials. The Company has extensive experience in polymer technology, and has commercialized proprietary formulations used in the manufacturing of plastics in the footwear, aeronautic, military, automotive and consumer products sectors.

    On November 1, 1996, the Company acquired substantially all of the assets of Christie Enterprises, Inc. (the "Christie Acquisition"), a plastic container manufacturer in New Jersey, which was a customer of the Company. The purpose of the purchase was to initiate the implementation of a strategy to integrate into businesses where the Company believes it can increase its margins.

RESULTS OF OPERATIONS

Years Ended April 30, 1997 and 1996

Sales increased by $1,321,463, or approximately 34.3%, to $5,179,668 for the year ended April 30, 1997, as compared to $3,858,205 for the year ended April 30, 1996. The 1997 sales include $1,212,477 related to the Christie Acquisition since the November 1, 1996 date of acquisition (approximately 23.4% of 1997 sales). The accounts receivable turnover ratio was 6.0X in fiscal 1997 and 6.5X in fiscal 1996. The decrease is attributable to the seasonal nature and payment pattern associated with the nursery growing container business acquired from Christie.

    Cost of goods sold increased by $969,941, or approximately 32.2%, to $3,982,066 for the year ended April 30, 1997, compared to $3,012,125 for the year ended April 30, 1996. The increase in cost of goods sold was attributable to increased sales volume, principally due to the Christie Acquisition; cost of goods sold as a percentage of sales was 76.9% for the year ended April 30, 1997 as compared to 78.1% and 1996. The decrease in cost of sales as a percent of sales is primarily due to reductions in the cost of raw material purchases because of the effect of buying larger quantities of raw materials. The inventory turnover ratio was 5.1X in fiscal 1997 and 5.5X in fiscal 1996. The decrease is attributable to the need to build inventories prior to the principal selling season of the Christie business. Gross profit increased by $351,522, or approximately 41.5%, to $1,197,602 for the year ended April 30, 1997, as compared to $846,080 for the year ended April 30, 1996. Such increase was primarily attributable to the increase in sales volume and reductions in raw material costs.

    Selling, general and administrative costs increased by $590,557, or approximately 83.1%, to $1,300,859 for the year ended April 30, 1997 as compared to $710,302 for the year ended April 30, 1996. Such increase is attributable to the hiring of additional personnel and associated costs for employee benefit programs, travel and marketing as the Company started to implement its strategy for growth. In fiscal 1997 selling, general and administrative costs related to the Christie Acquisition amounted to approximately $308,000, costs for new product approvals and development of a larger and more diversified customer base amounted to approximately $94,300 and facilities expense increased approximately $60,000 because of additional space taken by the Company. Such costs may continue to increase in the future as the Company continues to seek growth by acquisitions. For the year ended April 30, 1997, two customers accounted for approximately 32% of sales while in fiscal 1996 they accounted for approximately 74% of sales. No other customer accounted for more than 10% of the Company's sales in fiscal 1997 or 1996.

    Deferred financing costs of $176,037 (a non-cash charge to earnings) were incurred in fiscal 1997 (none in fiscal 1996) as a result of the stock issuance to Mantis V, L.L.C. in connection with its $375,000 loan to the Company. See "Business- Expansion Strategy." The debt proceeds were used to implement significant parts of the Company's vertical integration growth strategy, including the expansion of management, the increase and diversification of the Company's customer base, the consummation of the Christie Acquisition and the recapitalization of the Company.

    Operating income decreased by $239,035 to a loss of $103,257 for the year ended April 30, 1997 as compared to income of $135,778 for the year ended April 30, 1996. The decrease was primarily attributable to the debt financing costs and the additional personnel and associated costs for employee benefit programs, travel and marketing incurred to commence the implementation of the growth strategy of the Company.

    Income tax benefit amounted to $36,000 for the year ended April 30, 1997 as compared to no charge or benefit in 1996. The benefit is attributable to the net loss incurred in 1997. There was no tax charge in 1996 because of the effect of surtax exemptions and permanent tax differences.

    As a result of the foregoing, net loss amounted to $312,666 for the year ended April 30, 1997 as compared to net income of $103,256 for the year ended April 30, 1996.

LIQUIDITY, CAPITAL RESOURCES AND OTHER MATTERS

    The Company's primary source of liquidity has been cash flow from operations, supplemented by borrowings under its bank credit facilities. Additional sources of liquidity have been equipment lease financing, borrowings from stockholders and the issuance of a convertible promissory note in connection with the Christie Acquisition.

    The Company raised gross proceeds of $400,000 (net proceeds of $318,000) in a private placement of units in April 1997. The units sold consisted of $360,000 11% unsecured subordinated promissory notes, all of which will be repaid from the proceeds of this offering, and 800,000 Bridge Warrants. See "Concurrent Offering". The exercise price for the 800,000 shares of Common Stock associated with the Bridge Warrants is $6.25 per share. The Bridge Warrants were valued at $.05 each, an aggregate of $40,000.

    Cash flow. Net cash provided (used) by operations was ($80,240) for fiscal 1997 and $118,634 for fiscal 1996. Net cash used for the direct purchase of fixed assets and other assets was $216,477 for fiscal 1997 and $41,450 for fiscal 1996. In fiscal 1997, the Company financed the $1,500,000 cost of the Christie Acquisition by a combination of borrowing $500,000 from Textron Financial (described below) and by the issuance to the seller of a $1,000,000 convertible promissory note payable. Net short-term bank borrowings provided funds of $210,000 for fiscal 1997 and $170,000 for fiscal 1996.

    Bank Credit Facilities. At April 30, 1997 the Company had borrowing arrangements with a commercial bank. The arrangements provided for a credit line of up to $500,000 ($490,000 outstanding at April 30, 1997) collateralized by substantially all of the Company's assets. The credit line called for interest at the bank's prime rate plus 1.75%. The Company also had a term loan with the bank with a principal balance of $224,359 at April 30, 1997 which called for monthly principal payments of $6,173 plus interest at the bank's prime rate plus 2%.

    In June 1997, the Company concluded a credit arrangement with a new bank which provides for a credit line of up to $700,000 on a borrowing base consisting of 80% of eligible accounts receivable and 50% of eligible inventory. This new credit line bears interest at the bank's prime rate plus 1%. This arrangement also provided a five-year term loan of $353,000 which was used to pay off the old term loan and certain other term debt. The new term loan calls for monthly principal payments of approximately $5,300 plus interest. The term loan bears interest at the bank's prime rate plus 1%.

    The Company has received a proposal from its new bank (subject to the successful completion of this offering) to increase the line of credit availability to $1,800,000, subject to availability, and to also provide a $600,000 term loan for the purpose of the acquisition of machinery and equipment. Interest rates pursuant to this new credit facility will approximate those of the current arrangement. The new facilities, the proceeds from this offering and cash flow from operations should provide sufficient funds for the Company to meet its working capital, capital expenditure and debt service requirement needs for the foreseeable future. Additional funds may be required if the Company is successful in expanding its business through internal growth and/or by acquisitions of businesses in related industries.

    The current credit facilities are secured by substantially all assets of the Company and the personal guarantee of its Chief Executive Officer, Patrick
A. DePaolo. The new credit facilities contain financial covenants which will require the Company to maintain certain tangible net worth and debt service coverage ratios; however, subsequent to the consummation of the offering, the personal guarantee of Mr. DePaolo will be canceled.

    In connection with the Christie Acquisition, the Company borrowed $500,000 from Textron Financial. The loan is secured by the machinery and equipment of Christie and carries interest of 9.75% per annum and requires monthly payments of principal and interest of $12,600 through November 2000.

    The Company also had a note payable to the Connecticut Development Authority with a principal balance of $108,407 at April 30, 1997. A portion of the term loan included in the new credit facility was used to repay this note.

    Working Capital. The Company's working capital decreased from $489,434 at April 30, 1996 to $90,948 at April 30, 1997 or by $398,486. The decrease relates to the due date of its prior bank term loan being accelerated to June 1997, the current portion of the note payable to Textron Financial and working capital used to finance a portion of the costs associated with this offering. The consummation of this offering and the execution of the new commercial bank credit facilities will significantly improve the working capital position of the Company.

                                   BUSINESS

    Discas, Inc., based in Waterbury, Connecticut, produces proprietary plastic and rubber compounds using a variety of recycled and prime (virgin) materials. The Company has extensive expertise in polymer technology, and has commercialized proprietary formulations used in the manufacturing of products in the footwear, aeronautic, military, automotive and consumer products sectors. In November 1996, the Company acquired a plastic container manufacturer in New Jersey as part of its strategy to vertically integrate its operations from raw material supply through end product manufacturing. See "--Expansion Strategy."

    Historically, the Company's core business focused on the development and marketing of niche synthetic rubber compounds such as thermoplastic elastomers ("TPE"). In addition, the Company has built a portion of its business around providing contract testing and research services for industrial accounts, which has resulted in the development of new materials and market applications, although revenues from such line have not been material to date. In recent years, Discas has extended this technology to industrial-source scrap plastic to produce marketable value-added plastic compounds, and management is now focused on increasing growth in plastics through market penetration and acquisitions. See "--Expansion Strategy."

    Discas is currently using industrial scrap material to manufacture high quality recycled polypropylene-based compounds that are used by manufacturers in place of more expensive virgin plastics. The Company secures its feedstock (raw material supply) from industrial waste streams as well as limited amounts of feedstock from post-consumer waste streams (such as curbside recycling programs) and works closely with several regional firms that collect and process industrial scrap material for reuse. Discas has the technological capability to modify this feedstock into higher-value material and management believes that it can lead an industry consolidation by continuing to build on established supplier and customer relationships.

THE RECYCLED PLASTICS INDUSTRY

    The use of materials recycled from industrial and commercial waste streams has begun to expand in recent years. Increasingly restrictive regulatory requirements and higher disposal costs have focused efforts on reclaiming scrap materials. The availability of recycled raw materials has catalyzed the development of technology to cost-effectively incorporate their use in existing markets alongside or in place of virgin materials. This market-driven use of recycled materials is established within the steel, paper and aluminum industries and, for certain polymers, is now developing into a commercially viable sector of the plastics industry.

    The market potential for compounds using recycled polymers is large. Reclaimed plastic accounts for a small fraction of the estimated annual 70 billion pound United States plastics market, although recent trends are toward increasingly greater market demand, according to The Society of the Plastics Industry, Inc. Most of the existing recycled plastic is derived from the municipal solid waste stream which yields Polyethylene Terephthalate ("PET") and High Density Polyethylene ("HDPE") plastics from curbside and drop off collection programs. Companies such as Wellman Inc., Eaglebrook Industries and Pure-Tech Plastics, Inc. developed by focusing on the processing of these post-consumer plastics into reusable commodity virgin resin substitutes.

    In addition to the reuse of PET and HDPE, certain polymer compounders including Discas have succeeded in converting scrap feedstocks such as polypropylene, polystyrene, nylon, ground tires and other polymers into hybrid value-added proprietary compounds. In North America, polypropylene alone is estimated by Crain's Plastics News (Crain's International), December 30, 1996, to be a $4 billion annual industry using primarily virgin resins. These virgin grades are typically priced between $.35 and $.55 per pound, ranging from commodity grades to more sophisticated custom compounds.

    Discas believes there is a major opportunity in polypropylene-based recycled materials and has developed a wide range of product lines to compete with virgin resins offered by major polypropylene producers. Much of the raw material used in the Discas formulations is based on polypropylene industrial scrap that until recently had little perceived value. The waste materials used by Discas are generated in large volumes during various manufacturing processes and can be reprocessed for reuse or further enhanced to produce higher value compounds for other manufacturers. Industries generating large quantities of scrap material include the textile, carpet, molded products and packaging sectors. One challenge facing recyclers is a perception that the use of scrap materials entails the acceptance of lower quality standards. Thus, the Company is particularly focused on material performance specifications in the formulation and testing of its compounds. Management has found that the use of less expensive recycled material as a base for its compounds results in pricing advantages which can be passed along to the manufacturer while still maintaining necessary quality required to meet customer technical specifications.

    Discas has the technology and materials expertise to blend industrial scrap feedstocks, prime material, and a variety of additives and enhancers to produce value-added compounds for product manufacturers.

COMPANY HISTORY

    In 1974, Mr. Patrick A. DePaolo, Sr. the founder, Chairman, Chief Executive Officer, President and controlling stockholder of the Company, left Uniroyal Chemical Corp. and established Prolastomer, Inc. ("Prolastomer") to develop TPE custom compounds for the footwear, sporting goods, appliance and automotive industries. Production was sub-contracted to toll compounders until 1980 when Prolastomer purchased large scale compounding equipment and became a processor of proprietary TPE compounds. Due to market and financial constraints, Prolastomer entered the toll compounding business in 1985 with a large footwear contract from Shell Chemical Company. Toll compounders process material for a client to the client's specifications, rather than for direct sale by such compounder, and without acquiring any proprietary rights in the material processed. Mr. DePaolo established Discas, Inc. in December, 1985 as a separate, commonly owned corporation to separate the TPE technology and marketing activities from Prolastomer's toll compounding business with Shell Chemical Company. Prolastomer exited the toll manufacturing business upon completion of the Shell contract in 1988 and ceased operations at that time. In July 1993, Discas created a 69%-owned subsidiary, Discas Recycled Products Corp., with four minority stockholders who were in related disciplines, in order to manufacture products based on recycled plastics. DRPC was merged into Discas in August, 1996, and the four minority stockholders were issued an aggregate of 76,623 shares of Discas Common Stock (subsequently reduced to 34,504 shares by separate agreement with Mr. DePaolo).

    Focused on new product development and marketing, Discas established the REPAR Division in 1988 to apply its compounding technology to in-house and contract research to find commercial uses for low cost scrap feedstocks. During this period Discas expanded marketing programs and won a contract from British Petroleum Corp. to distribute TPE. Within two years Discas increased sales 100% and earned honors as the 128th fastest growing company in the INC 500 survey. British Petroleum Corp. subsequently sold the division purchasing Company product to Monsanto Company, and the contract was terminated at that time.

    In 1989, Discas began supplying TPE compounds to a major footwear manufacturer that continues to be a large customer, accounting for 20% of fiscal 1997 sales. This relationship involved outside toll compounding arrangements whereby the actual mixing was performed by two other companies. In 1991, J-Von was contracted as the compounder for Discas as part of a transaction whereby Mr. DePaolo participated in a management buyout of J-Von from its parent. The Company now sells proprietary components of its footwear formulations to J-Von. After mixing oil and other common ingredients into such footwear formulations, J-Von compounds large volumes of material, tests the batches in accordance with the Company's specifications, and ships the finished compounds to the Company. The finished compounds, in the form of pellets ready for molding, are then shipped to the footwear manufacturer. This arrangement alleviates the need for the Company to purchase and maintain large specialized mixing equipment, additional plant space and personnel dedicated to this customer. Mr. DePaolo has entered into a non-competition agreement with J-Von pursuant to which neither can sell certain types of virgin TPE to a limited list of customers of the other. See "Certain Transactions" and "Risk Factors-Possible Conflicts of Interest."

    In early 1990, the Company signed a joint venture agreement with a major international diaper manufacturer to develop technology to convert factory polymer and cellulose diaper scrap into reusable plastic compounds. This corporation was searching for an economically viable alternative to its costly solid waste disposal of millions of pounds of scrap. Discas provided the technical and manufacturing expertise for this program which included joint investment in formulation, production process development and test marketing. The initial marketing program was successful and resulted in the commercialization of several compounds for applications such as containers, VHS cassettes, footwear components, fast food trays and other consumer items. This arrangement was completed in March 1993 and the Company exercised its option to manufacture and market compounds using raw materials from such corporation as well as from other suppliers.

    Effective November 1, 1996, the Company acquired substantially all of the operating assets of Christie Enterprises, Inc., a plastic container manufacturer, through a wholly-owned subsidiary, Christie Products, Inc. See "-- Expansion Strategy."

    Discas has developed an extensive program to source a wide variety of polymer waste feedstocks from post-consumer and post-industrial scrap suppliers, and has formulated a broad range of high quality, competitively priced recycled plastics and prime and recycled thermoplastic elastomers using these materials.

PRODUCT LINES, CUSTOMERS AND SUPPLIERS

    The recent addition of new polymer sources, and increased formulation and compounding process development has enabled Discas to expand its product lines. The following product types give Discas a broad recycled product line with margins that reflect the use of lower cost feedstocks in several premium quality/higher priced applications:

    --Standard Polypropylene Grades including a range of grades for serving trays and injection molded products.

    --Impact Modified Polypropylene, including rubber alloys and polymer blends designed for applications such as automotive parts and rigid packaging.

    --Custom Compounds, including color matched pre-colored and made-to-order compounds.

    --Filled and Reinforced Polypropylenes, from scrap feedstocks containing mineral fillers and cellulose and glass reinforcing fibers for automotive and furniture applications.

    --Standard Precolored Polypropylene, including black, white, and standardized colors available from scrap feedstocks.

    --Thermoplastic Elastomers, including compounds from recycled polypropylene and polystyrene, ground tires, scrap TPE (e.g., footwear, auto bumpers) and other industrial waste feedstocks. Product line applications include footwear, automotive and consumer/industrial products. The Company also produces a substantial quantity of proprietary formulations for the footwear industry from prime TPE feedstocks.

    Discas has also developed several proprietary compounds based on recycled scrap tires and other vulcanized rubber waste materials which can be used by footwear manufacturers and in industrial applications. Additional product lines currently under development include other polyolefin based compounds such as low, linear and high density polyethylene and styrene based compounds from recycled expanded polystyrene, engineered plastics such as Acrylonitrile Butadiene Styrene ("ABS") and other high performance plastics for industrial applications.

    Discas has developed compounds that have been used in a range of products representing a large number of industries. Current applications and industrial development programs include:



VHS cassettes                              Writing instruments
Agriculture containers                     Furniture
Fast food serving trays                    Shelving
Color concentrates                         Footwear
Coat hangers                               Electrical connectors
Caster wheels                              Office products
Disposable medical products                Handles and grips
Automotive components                      Personal care products
Flashlights                                Machine housings

    Discas is the primary supplier of recycled material to one of the largest manufacturers of polypropylene VHS cassettes in the world. Continued pricing pressure from competitive Asian manufacturers of polystyrene cassettes is forcing other North American cassette producers to consider converting to lower cost technologies, including the use of recycled polypropylene feedstocks. Other market driven applications include the supply of precolored recycled polypropylene for a new line of nationally marketed writing instruments and proprietary precolored compounds developed for the major plastics molders supplying serving trays to McDonald's Corp. and other fast-food chains. Recently, a Discas compound was approved by a "Big Three" automotive company and this successful application has led to additional opportunities for qualification of Discas materials for other automotive interior and exterior parts. As is customary in the industry, in the experience of management, Discas does not have ongoing supply contracts with any of its customers. All sales made by Discas are initiated by a purchase order at the request of a customer which may be in the form of a blanket order covering several months' requirements.

    Management of Discas believes that its focus on quality and innovation provides one of its primary competitive advantages. Discas incorporates extra blending steps in its manufacturing process and performs numerous sample testings, enabling it to ensure product consistency and homogeneity. Discas is also able, through the technical expertise and creative ability of its management, to create and manufacture products tailored to its customers' unique specifications, providing the highest level of flexibility and service.

         Resulting from this reputation for quality and innovation, Discas currently has development and testing programs in place with several leading manufacturers of consumer products, industrial products, medical products, footwear and automobiles in the United States. These corporations typically fund initial research and development by Discas to create and produce compounds which can be used in the manufacture of consumer products using their industrial waste which has been previously unrecyclable and sent to landfills. Such projects, if successful in creating a commercially viable product, will enable Discas to obtain reliable sources of supply and raw materials at a relatively low cost while maintaining the formulation as proprietary or the rights to the new formulations or technology created, and affording the suppliers an opportunity to earn revenue from the sale of their waste material rather than paying for its disposal. Through fiscal 1997, revenues from these programs have not been significant.

         The Company currently depends on third party relationships with several suppliers of scrap polymer feedstocks, the raw materials necessary to the business of the Company. The Company does not presently have any long term agreements with these suppliers and does not anticipate the execution of any long term agreements in the future. The two largest suppliers, Ash-Kourt Fabrics, Inc. and Borden, Inc., currently provide approximately 40% of the Company's feedstock. The Company believes that it has alternative sources of supply available to it in the event that its requirements change or its current suppliers are unable or unwilling to fulfill the Company's needs. The Company does not have any material backlog of orders for product.

COMPETITION

         The compounding of polymers is a highly competitive industry. The Company's prime and recycled products compete with a variety of polymer materials from other companies, many of which are larger, better financed manufacturers of prime compounds, including many of the major multinational chemical manufacturers. The Company must continue to competitively price its products against both prime and recycled compounds and meet required performance specifications if it is to successfully build its sales volume. In addition to pricing and material quality, the Company also competes to meet customer volume requirements on a timely basis. The Company's capability of using lower cost feedstocks from scrap material provides the Company with a pricing advantage which increases with its higher-priced custom and proprietary compounds which have higher margins than commodity products.

         While the Company believes that its technical expertise, modern facility and advanced quality control are attractive features to potential customers, there can be no assurance that the Company can capture adequate competitive contracts to sustain profitability, or that other companies will not provide superior products in both price and quality.

EXPANSION STRATEGY

         The Company intends to continue expanding its operations through a combination of internal growth and vertical integration into raw material procurement and end-product manufacturing.

         In implementing this strategy in the past year, the Company has commercialized new compounds from scrap feedstocks, increased production capacity and diversified its customer base. New compounds include high impact custom formulations for appliance caster wheels, custom colored compounds for flower pots, and reinforced compounds for retail store shelving. Company-funded research and development expenses in connection with this product expansion has been minimal in each of the last two fiscal years. Sales diversification is evident by a growth in the number of customers, the number of industrial sectors and the number of formulations available to customers. Although the Company's two largest customers accounted for approximately 74% of the Company's sales in fiscal 1996, the Company has subsequently diversified its customer base such that in fiscal 1997, the Company's two largest customers accounted for approximately 32% of sales and no other customer accounted for more than 10% of sales. The Company recently increased compounding capacity by 25% and management believes that Discas can best continue its growth by further expanding capacity at existing facilities as well as through acquisitions. With its Waterbury, Connecticut facility approaching full capacity, Discas has begun expanding and upgrading its equipment to increase production and efficiency. A portion of the proceeds from this offering will be used to purchase capital equipment. See "Use of Proceeds."

         With a view towards building the Company's capabilities in the area of acquisitions, the Company added two directors to its board in November 1996, Mr. Alan Milton and Mr. Asher Bernstein, both representatives of Mantis V, L.L.C. ("Mantis"). Mantis is an investment vehicle for Mantis Holdings, Inc., which is an investment and business advisory firm specializing in the environmental and recycling industries. See "Management." The principals of Mantis, experienced in acquisitions in the recovered materials industries, have worked with the Company for approximately two years helping to establish the Company's growth strategy. In June 1996, Mantis agreed to have its representatives join the Board of Directors and provide the Company with a loan to cover its working capital needs in connection with the Christie Acquisition and initiation of the joint venture negotiations with Ash-Kourt Fabrics, Inc. described below. Over the months following the agreement, the Company drew down $375,000 from Mantis pursuant to 8% subordinated notes due July 1998. Mantis also received 364,500 shares of Common Stock and three year warrants to purchase 85,000 shares of Common Stock at $2.25 per share, prior to completion of the Christie Acquisition.

         In recent months, consistent with the consolidation strategy to vertically integrate its operations, management began pursuing feedstock suppliers, processors and end-product manufacturers regarding joint venture and merger opportunities. For example, in July 1996, the Company established AKD, L.L.C., a recycled feedstock sourcing joint venture with Ash-Kourt Fabrics, Inc., a North Carolina-based processor of recycled polypropylene which presently provides approximately 30% of the Company's feedstock, with a view to further increase efficiencies by means of joint sourcing of a wider variety of grades of scrap feedstock to lower overall purchase prices and transportation costs of raw materials. The two companies are currently continuing negotiations on the potential structure of such venture. Currently Ask-Kourt is operating AKD only as an arm's-length supplier of densified raw materials to the Company. There can be no assurance that such joint venture will lead to the procurement of lower-cost feedstocks or provide other commercial advantages for the Company.

    In early November 1996, Discas acquired substantially all of the business assets of Christie, a manufacturer of high-end plastic containers and products primarily for the wholesale plant nursery industry, located in Kenilworth, New Jersey, for a purchase price of $1,630,000 ($130,000 of which was consideration for a consulting agreement with Frank Criscitiello, former president of Christie for providing continuing assistance in customer relations and transitional advice), of which $1,000,000 is payable by Discas' convertible promissory note, dated October 30, 1996. This note will be converted into 160,000 shares of the Common Stock of Discas based upon a conversion price of 125% of the initial public offering price per share of the common stock of Discas (the "Conversion Price") upon the closing of this offering, or the greater of the then fair value of a share of the common stock of Discas and $6.00, in the event this offering is not consummated by October 1, 1997. Some of Christie's products are molded using recycled plastic compounds that Discas has developed, and the Company plans on expanding the use of its formulations in other product lines.

    Approximately 80% of the Company's Christie subsidiary's sales are nursery growing containers, with the balance of sales consisting of a wide variety of heavy-duty plastic ice buckets, laundry baskets and other plastic items. Christie's sales have historically been evenly divided between the Southeast and the Middle Atlantic states. Since the acquisition, the Company has also penetrated the New England market. Sales are principally made by the Company's in-house sales staff. One customer accounted for approximately 33% of the subsidiary's sales since the date of the acquisition (but less than 10% of consolidated revenues). Such customer, while a long-term customer, typically submits only quarterly purchase orders due to the seasonality and weather factors that affect growing container requirements.

    Discas management believes that further consolidation opportunities exist and is in early stages of discussions with several suitable acquisition candidates. The Company is particularly interested in entrepreneurial owners who would be willing to work for the Company in key management positions following an acquisition. Discas envisions using Common Stock as part of the purchase price for such acquisitions, as well as for performance based incentive compensation to attract strong management.

PROPERTY

    Discas leases approximately 55,000 square feet of industrial and office space in Waterbury, Connecticut pursuant to three triple-net leases expiring between 1998 and 2000, all of which are extendible until 2005 at the option of the Company. Annual base rental is currently approximately $170,000, escalating approximately three percent annually through 2005. Offices total approximately 4,000 square feet with adequate space to increase office personnel as required.

         The Company also owns or leases its operating equipment located in Waterbury, including two densifiers, two guillotines, four compounding extruder lines, six dry blending machines ranging in capacity from 100 pounds to 6,000 pounds, five silos including two post-blending silos, several mid-size choppers, a complete compound development laboratory, fabrication equipment, an extensive physical testing laboratory which has been approved by the American Council of Independent Labs, and large capacity material handling equipment including forktrucks, blowers, augers and transfer bins. Certain of this equipment is leased from Mr. DePaolo or his affiliates. See "Certain Transactions."

    Discas utilizes custom database software for its polymer technology programs, including formulation development and scrap material analysis. Computer systems are in place to support financial controls and sourcing/purchasing.

         The Company's New Jersey facility occupies a building with 24,000 sq. ft. of warehouse and office space. The facility is leased from an affiliate of the former owner of Christie at rates which management believes are consistent with current market rates through October 1997, with an option to renew for an additional two years. Annual rental is $120,000. Equipment includes ten injection molding machines with capacities from 200 tons to 700 tons. Support equipment includes loader control units, a 75 ton water chiller, raw material silos and other material handling equipment, as well as a modern diesel truck for local deliveries. The Company's inventory of molds is extensive and suitable for the production of a wide variety of nursery products and other items. A complete machine shop is located on the site.

ENVIRONMENTAL AND OTHER GOVERNMENTAL REGULATION

         Discas is subject to federal, state and local government requirements regarding its operations and products which are applicable to manufacturing businesses generally. Discas does not generate, store, transport or dispose of any material amounts of hazardous waste. Most permits required in the operations of Discas relate to fire codes and other local ordinances. Management of Discas believes that it is in compliance with all material regulations relating to the operation of its business. None of Discas' products is regarded as hazardous material by the applicable regulations.

EMPLOYEES

         As of March 31, 1997, Discas employed approximately 61 persons, of whom approximately 11 employees are management, sales and administration and the balance of whom are involved in the manufacturing process. None of Discas' employees are covered by a collective bargaining agreement. Discas believes it has a good relationship with its employees.

LEGAL PROCEEDINGS

    Discas is not presently involved in any material legal proceedings.

                                  MANAGEMENT

    The directors and executive officers of the Company are as follows:

NAME                              AGE   POSITION

Patrick A. DePaolo, Sr.            55   Chairman of the Board of Directors,
                                         Chief Executive Officer and President
Thomas R. Tomaszek                 45   Vice President, Marketing and Business Development and
                                        Director
Ron Pettirossi                     54   Chief Financial Officer
Al Moreno                          44   Vice President, Manufacturing
Stephen P. DePaolo                 32   Vice President, Materials Sourcing, Distribution and Planning
John Carroll                       51   Director
Asher Bernstein                    53   Director
Alan Milton                        43   Director

         Patrick A. DePaolo, Sr., Chairman of the Board of Directors, President and CEO. Prior to founding Discas in 1985, Mr. DePaolo worked at Uniroyal Chemical Corp. for 11 years where he had overall responsibility for the development and marketing of thermoplastic elastomers. In 1974, he established Prolastomer, Inc. ("Prolastomer") to develop compounds for footwear, sporting goods and automotive applications. Mr. DePaolo has extensive management experience in the field of plastics compounding and processing and is considered a leading technical expert in developing new applications for scrap polymers. He has degrees in Chemical Engineering (B.S.) from the University of Massachusetts at Amherst and Polymer Chemistry (M.S.) from Southern Connecticut State University and has published articles and text book chapters in the field of polymer chemistry. Mr. DePaolo has extensive business experience and has founded or been a partner in several plastics companies including J-Von, Bailey III Inc., Prolastomer, and NexVal Plastics. Of these, only J-Von remains in existence, and the Company conducts a substantial amount of business with J-Von. See "Certain Transactions" and "Risk Factors - Possible Conflicts of Interest."

         Thomas R. Tomaszek, Vice President, Marketing and Business Development and Director. Mr. Tomaszek has over 20 years management experience in plastics recycling equipment, design, and operations. In addition to his experience in equipment and facility development, Mr. Tomaszek has held senior marketing positions with three plastics manufacturing firms, Rapid Granulator Company, Nelmor Company and Eaglebrook-East. He was also the manager of manufacturing operations of Plastics Again, a Genpak and Mobil Corporation joint venture polystyrene recycling facility and, more recently, from 1990 to 1993, founder and President of North American Plastics Recycling Corp., the nation's first post-consumer polyethylene film and plastic bottle recycling plant. From 1993 to 1996 he was Vice President and General Manager of operations at SBU Operations, a recycling equipment manufacturing subsidiary of DelCorp., Inc. Mr. Tomaszek joined Discas in April 1996.

         Ron Pettirossi, Chief Financial Officer. Mr. Pettirossi became Chief Financial Officer of the Company in February 1997. Mr. Pettirossi had been acting Chief Financial Officer of the Company since July 1996. Mr. Pettirossi was an audit partner for Ernst & Young L.L.P. until 1995 where he held a variety of positions during a 31 year public accounting career. As an audit partner, he served numerous public and privately owned companies, including ADVO, Inc., ESPN, Inc., Reflexite Corporation, Magellan Petroleum Corporation, the Spencer Turbine Company and Earthgro, Inc. Mr. Pettirossi worked with senior management on a number of consulting engagements including strategic planning, management information systems, inventory management, cost control systems and tax planning. He graduated from the University of Massachusetts with a B.B.A. in 1964 and is a member of the AICPA and the Connecticut Society of Certified Public Accountants.

         Al Moreno, Vice President, Manufacturing. Mr. Moreno has been the Vice President of the Company since early 1997. Mr. Moreno worked as Plant Manager/Purchasing/Sourcing at Converse, Inc. from 1994 until joining the Company, and, prior to that time, he worked for 10 years as Quality Assurance Manager and Assistant Vice President of Manufacturing at Lowell Shoe Company. Mr. Moreno has also held management positions with Hampshire Manufacturing and Servus Rubber Company. Mr. Moreno attended Daniel Webster College and studied computer programming.

Stephen P. DePaolo, Vice President, Materials Sourcing, Distribution and Planning. Mr. DePaolo has worked at Discas in production, marketing and purchasing since 1985 and currently manages feedstock sourcing and markets. He has developed advertising and publicity programs covering Discas materials, and has established approvals as suppliers to Wal-Mart Stores Inc. and McDonald's Corp. Mr. DePaolo gained a dual B.A. degree from Northeastern University in Business Administration and Marketing. Stephen DePaolo is the son of Patrick A. DePaolo.

         John Carroll, Director. Mr. Carroll became a director of the Company in November 1996. Mr. Carroll is the founder, Chairman of the Board and Chief Executive Officer of Newgrange Co., a holding company created in 1990, which controls various commercial entities, several of which are in the polymer industry. Prior to founding Newgrange Co., Mr. Carroll served as Chief Financial Officer of Leach and Garner Manufacturing Co., and worked at Arthur
D. Little for 12 years as a consultant. Mr. Carroll received an M.B.A. from the Graduate School of Business of Columbia University. Mr. Carroll is currently a managing member of J-Von, and a director of Chesterton Co., Leach and Garner Manufacturing Co. and ATP, Inc. See "Certain Transactions."

         Asher Bernstein, Director. Mr. Bernstein is President and principal of Bernstein Real Estate, a 70 year old company that owns or manages more than 40 commercial buildings in New York City. The firm's residential rental division specializes in the rental of luxury apartments in Manhattan. Mr. Bernstein also serves as a Director of AFA Protection Systems, Inc., Director and Treasurer of the Midtown Realty Owners Association, Director of the Fashion District Business Improvement District (BID) and as a Director of the Avenue of the Americas Association. He received a B.A. from New York University and an M.B.A. from the Graduate School of Business of Columbia University. Mr. Bernstein is a member of Mantis V, L.L.C., an investor in the Company, and became a director of the Company in November 1996.

         Alan Milton, Director. Mr. Milton is a founder and Managing Director of Mantis Holdings, Inc., a private environmental industry investment and business advisory company focusing on manufacturers in the waste minimization and recycling sectors. Mr. Milton has worked in the energy and environmental industries for over 17 years with experience in project development, regulatory compliance and pollution control technology. He currently serves as a Director of Quadrax Corporation, Composite Particles, Inc. and Industrial Flexible Materials, Inc. He received his M.A. degree in Environmental Affairs from Clark University, after completing his undergraduate work in Geology and Ecology at Clark University. Mr. Milton is a member of Mantis V, L.L.C., an investor in the Company, and became a director of the Company in November 1996.

    All directors serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. No director receives any fees for his service as such. Messrs. Bernstein, Carroll and Milton are independent directors of the Company, and such independent directors constitute the Board's Audit Committee.

EMPLOYMENT AGREEMENTS

    Mr. DePaolo serves as Chairman of the Board, Chief Executive Officer and President of the Company pursuant to a five year Employment Agreement ending on April 30, 2002. Pursuant to the Agreement, Mr. DePaolo will receive a salary of $175,000 per year during the first three years, with scheduled raises thereafter. The Agreement contains a noncompetition provision and provides for payment of a bonus in amounts to be determined by the Board of Directors based upon specified performance criteria. The agreement further provides for such other fringe benefits as are customary for a Chief Executive Officer in the industry in which the Company operates. The Agreement also provides that if Mr. DePaolo is terminated without cause (as defined in the Agreement), then the Company will continue to pay Mr. DePaolo his scheduled salary through the remaining term of the Agreement, without setoff for new employment by Mr. DePaolo.

    It will be the Company's policy to obtain confidentiality and nondisclosure agreements from its key employees prior to completion of the offering.

EXECUTIVE COMPENSATION

    No employee of the Company has ever received cash compensation in excess of $100,000 per year. The following Summary Compensation Table sets forth the compensation earned by Patrick A. DePaolo, Sr., the Company's President, Chief Executive Officer and Chairman of the Board of Directors.

                          Summary Compensation Table


                                                                                                                 OTHER
NAME AND PRINCIPAL POSITION                                                     ANNUAL COMPENSATION           COMPENSATION
                                                                                       CASH
YEAR                                                                                  SALARY       BONUS
----                                                                                ---------     -------
Patrick A. DePaolo, President, Chief Executive
 Officer and Chairman of the Board                                         1996      $50,402        0          $2,234(1)
 of Directors                                                              1995      $82,288        0              0
                                                                           1994      $68,652        0              0

(1) Deferred compensation.

STOCK OPTION PLAN

    The Company's 1997 Stock Option Plan (the "Plan") was approved by the Company's Board of Directors and stockholders in February 1997. Options granted under the Plan may include those qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. Employees as well as other individuals, such as outside directors, who provide necessary services to the Company are eligible to participate in the Plan. Non-employees and part-time employees may receive only non-qualified stock options. The maximum number of shares of Common Stock for which options may be granted under the Plan is 450,000 shares. Following the closing of this offering, the Company will issue Mr. DePaolo an option to purchase 150,000 shares which will expire no later than April 30, 2002, exercisable at $7.50 per share only at such time as the Company's audited financial statements show after tax net income equal to or exceeding $0.15 per share.

    The Plan is administered by a Compensation Committee of the Board of Directors (the "Committee") which may consist of the entire Board of Directors or a subcommittee thereof. Messrs. DePaolo and Milton are the current members. The Committee has wide latitude in determining the recipients of options and numerous other terms and conditions of the options.

    However, prior to the issuance of any option, the Company must provide to the Representative (i) an opinion of a reputable investment banking firm acceptable to the Representative stating that the consideration being paid for the acquisition of securities is fair from a financial point of view if such option is issued with an exercise price below the current market price, and
(ii) a signed lock-up agreement pursuant to which the intended recipient agrees not to publicly sell any shares owned by them for a period of the latter of two years from the date of this Prospectus and six months from issuance.

    The exercise price for shares purchased upon the exercise of non-qualified options granted under the Plan is determined by the Committee. The exercise price of an incentive stock option must be at least equal to the fair market value of the Common Stock on the date such option is granted (110% of the fair market value for stockholders who, at the time the option is granted, own more than 10% of the total combined classes of stock of the Company or any subsidiary). No employees may be granted incentive stock options in any year for shares having a fair market value, determined as of the date of grant, in excess of $100,000.

    No option may have a term of more than ten years (five years for 10% or greater stockholders). Options generally may be exercised only if the option holder remains continuously associated with the Company or a subsidiary from the date of grant to the date of exercise. However, options may be exercised upon termination of employment or upon the death or disability of any employee within certain specified periods.

INDEMNIFICATION AND EXCULPATION PROVISIONS

    The Company's Amended and Restated Certificate of Incorporation limit the liability of its directors to the fullest extent permitted by the Delaware Business Corporation Law. Specifically, directors of the Company will not be personally liable for monetary damages for breach of fiduciary duty as directors, except for liability for (i) any breach of the duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) acts falling under Section 174 of the General Corporation Law of the State of Delaware or (iv) any transaction from which the director derives an improper personal benefit. Liability under federal securities law is not limited by the Amended and Restated Certificate of Incorporation.

         The Delaware Business Corporation Law states that the Company may indemnify any director, officer or employee made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including a derivative action in the name of the Company. Reference is made to the detailed terms of the Delaware indemnification statute for a complete statement of such indemnification rights. The Company's Restated Bylaws require the Company to provide indemnification to the fullest extent allowed in the indemnification statute.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                             CERTAIN TRANSACTIONS

         The Company is indebted to Patrick A. DePaolo, the Chairman, Chief Executive Officer, President and controlling stockholder in the amount of $123,734 for working capital and equipment purchase loans made in 1993 and 1995. Such loans are accruing interest at rates between 6.00% to 8.00%. While such loans are payable upon demand by their respective terms, actual payment of principal and interest is prohibited by the terms of the Company's senior commercial loan agreement until such bank loan is paid in full. In addition, Mr. DePaolo has agreed with the Representative not to repay any of such loans out of the proceeds of this offering or prior to July 31, 1998 without the prior consent of the Representative.

         Mr. DePaolo has personally guaranteed the Company's present commercial bank lending facility. Such guarantee will terminate upon closing of this offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

         Pastanch L.L.C. ("Pastanch"), which is owned by members of the DePaolo family, has provided financing in the forms of leases and the purchase of certain processing equipment used by the Company. One lease is for a period of two years ending April 30, 1998 and provides for a monthly rental of $2,200. The Company has an option to purchase the equipment at the end of the term at its then fair market value. This equipment was purchased by Pastanch and leased to the Company in order to maintain compliance by the Company with certain bank loan covenants restricting capital expenditures. In addition, Pastanch has purchased other processing equipment needed by the Company to meet current production and sampling requirements and has agreed to sell this equipment at its total cost of $80,000 for cash to be paid following the closing of this offering. Pastanch may from time to time offer additional equipment to Discas at fair market prices in conjunction with Pastanch's business as an investor/dealer in capital equipment.

         Patrick A. DePaolo owns 8% of J-Von Group, L.L.C. ("J-Von"), a compounder of thermoplastic elastomers, primarily for the footwear industry, to which the Company sold $128,000 of feedstocks in fiscal 1996 and $671,000 in fiscal 1997, and from which the Company purchased approximately $140,000 of finished goods in fiscal 1996 and $650,000 in fiscal 1997. The Company has a non-competition agreement with J-Von pursuant to which the Company and J-Von have each agreed not to make sales of virgin styrenic SBS and SEBS thermoplastic elastomers to certain principal customers of the other. The business of J-Von may be considered to be competitive with the TPE product lines of the Company. Mr. DePaolo is a director of, but does not have a management function with, J-Von, which is privately held. John Carroll, a director of the Company, is a managing member of J-Von. See "Risk Factors - Possible Conflicts of Interest."

    The Company borrowed $375,000 from Mantis V, L.L.C. in 1996 and early 1997 pursuant to three notes bearing interest at 8% due July 1998. Such loans were used to fund the Company's working capital needs subsequent to the Christie Acquisition. In conjunction with the funding of such loans, Messrs. Asher Bernstein and Alan Milton, who are members of Mantis V, L.L.C., were elected to the Board of Directors of the Company. The Company intends to prepay such loan at such time as it completes a refinancing of its commercial bank debt with a total loan availability of at least $1,000,000 and in no event may the Company repay such loan prior to 110 days following the date of this Prospectus. The Company also pays Mantis Holdings, Inc., the managing member of Mantis V, L.L.C., a monthly consulting fee of $3,500 for financial and business advisory services pursuant to a two-year agreement. The Company paid Mantis Holdings, Inc. an engagement fee of $15,000 at inception of the agreement. Mantis Holdings, Inc. waived its monthly fees for the first three months of the agreement.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company has adopted a policy that all future transactions, including loans between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and be made for bona fide business purposes.

                            PRINCIPAL STOCKHOLDERS

    The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the date of this Prospectus, as adjusted to reflect the sale of the Common Stock by the Company pursuant to this offering, and by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company, and (iii) all officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.



                                                                          SHARES            PERCENT OWNED         PERCENT OWNED
                                                                       BENEFICIALLY        PRIOR TO OFFERING      AFTER OFFERING
NAME AND ADDRESS (3)                                                   OWNED (1)(2)
Patrick A. DePaolo, Sr.(4)                                              2,164,981               93.9%                 66.3%
Mantis V, L.L.C.(5)                                                      449,500                19.2%                 13.6%
 c/o Mantis Holdings, Inc.
 250 Park Avenue
 New York, New York 10177
Alan Milton(5)                                                           449,500                19.2%                 13.6%
 c/o Mantis Holdings, Inc.
 250 Park Avenue
 New York, New York 10177
Asher Bernstein(5)                                                        449,500               19.2%                 13.6%
 c/o Bernstein Real Estate
 855 Avenue of the Americas
 New York, NY 10001
Christie Enterprises, Inc.(6)                                            160,000                 6.6%                 4.7%
 80 Market Street
 Kenilworth, New Jersey 07033
Stephen P. DePaolo                                                        30,969                 1.4%                  (7)
Thomas R. Thomaszek                                                        -0-                   -0-                   -0-
John Carroll                                                               -0-                   -0-                   -0-
Ron Pettirossi                                                             -0-                   -0-                   -0-
Al Moreno                                                                  -0-                   -0-                   -0-
All officers and directors as a group (8 persons)                       2,297,200               96.1%                 68.5%

(1) Except as otherwise noted, the persons named have sole voting and investment power with respect to all shares beneficially owned by them.

(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after such date and for purposes of computing the percentage of outstanding shares held by each person or group on a given date, such shares are deemed to be outstanding.

(3) Unless as otherwise indicated, the address of each beneficial owner is c/o Discas, Inc., 567-1 South Leonard Street, Waterbury, CT 06708.

(4) This amount includes 1,546,392 shares held in Patrick A. DePaolo's name, 271,285 shares held in a family limited liability company, warrants to purchase 50,000 shares of Common Stock at $2.25 per share, 263,250 shares of the 364,500 shares owned by Mantis V, L.L.C. and 34,054 shares owned by four other stockholders which Mr. DePaolo has the right to vote pursuant to a voting trust for a period of five years.

(5) Alan Milton and Asher Bernstein, directors of the Company, have a beneficial interest in Mantis V, L.L.C. The number of shares includes warrants to purchase 85,000 shares of Common Stock at $2.25 per share. 263,250 of the 364,500 shares owned by Mantis V, L.L.C. are held in a voting trust, granting voting rights to Patrick A. DePaolo for a period of five years.

(6) Issuable upon conversion of a note in the principal amount of $1,000,000 convertible into 160,000 shares of Common Stock upon closing of this offering.

(7)  Less than 1%.

                              CONCURRENT OFFERING

         The registration statement of which this Prospectus forms a part also includes a prospectus with respect to an offering by the Selling Securityholders of 800,000 Selling Securityholder Warrants, which are identical to Warrants being offered by the Company herein, and the Common Stock issuable upon exercise of the Selling Securityholder Warrants. The Selling Securityholder Warrants are being issued to the Selling Securityholders as of the date of this Prospectus upon the automatic conversion of all of the Company's outstanding Bridge Warrants. These Selling Securityholder Warrants are identical to the Warrants offered hereby. All of the Selling Securityholder Warrants issued upon conversion of the Bridge Warrants and the Common Stock issuable upon the exercise of the Warrants will be registered, at the Company's expense, under the Securities Act, and are expected to become tradeable without further registration following the expiration or termination of the "lock-up" agreement described below.


         The Selling Securityholder Warrants are subject to two contractual restrictions which state that (i) the Selling Securityholder Warrants may not be exercised until 13 months from the date of this Prospectus and (ii) the Selling Securityholder Warrants or the Common Stock issuable upon exercise of the Selling Securityholder Warrants may not be sold, assigned, pledged, hypothecated or otherwise disposed of until 24 months after the closing of the offering without the prior written consent of the Representative. After the 24 month period following the closing of the offering, the Selling Securityholders may sell the Selling Securityholder Warrants or the Common Stock issuable upon exercise of the Selling Securityholder Warrants without restriction if a current prospectus relating to such Selling Securityholder Warrants and the Common Stock issuable upon exercise of the Selling Securityholder Warrants is in effect and the securities are qualified for sale under any applicable state laws. The Company will not receive any proceeds from the sale of the Selling Securityholder Warrants. Sales of Selling Securityholder Warrants issued upon conversion of Bridge Warrants or the securities underlying such Selling Securityholder Warrants or even the potential of such sales could have an adverse effect on the market prices of the Common Stock and the Warrants.

         There are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years. The Company has been informed by the Representative that there are no agreements between the Representative and any Selling Securityholder regarding the distribution of the Selling
Securityholder Warrants or the underlying securities.

         The sale of the securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices in negotiated transactions, a combination of such methods of sale or otherwise.

         Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter to sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers for whom such broker-dealer may act as agent or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         The Company has agreed not to solicit Warrant exercises other than through the Representative, unless the Representative declines to make such solicitation. The Company will not be obligated to compensate the Representative for Warrants which are exercised within the twelve months following the date of this Prospectus. Upon any exercise of the Warrants after the first anniversary of the date of this Prospectus, the Company will pay the Representative a fee of seven percent (7%) of the aggregate exercise price of the Warrants. No commission will be paid to the Representative unless such payment is permissible under the guidelines imposed by the National Association of Securities Dealers, Inc.

         The SEC adopted Regulation M on March 4, 1997 which replaced Rule 10b-6 and certain other rules and regulations under the Exchange Act. Regulation M prohibits any person engaged in the distribution of the Selling Securityholders Warrants from simultaneously engaging in market-making activities with respect to any securities of the Company during the applicable "cooling-off" period (one to five business days) prior to the commencement of such distribution. Accordingly, in the event the Representative is engaged in a distribution of the Selling Securityholder Warrants, such firm will not be able to make a market in the Company's securities during the applicable restrictive period. However, the Representative has not agreed to and is not obligated to act as broker-dealer in the sale of the Selling Securityholder Warrants and the Selling Securityholders may be required, in the event the Representative is a market-maker, to sell such securities through another broker-dealer. In addition, each Selling Securityholder desiring to sell Selling Securityholder Warrants will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of the purchases and sales of the Company's securities by a Selling Securityholder.
                                      37

    The holders and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.

                               INTERIM FINANCING

    In April 1997, the Company completed the Bridge Financing in which it sold an aggregate of $360,000 principal amount of Bridge Notes and 800,000 Bridge Warrants for $40,000, or $0.05 per Warrant, from which it received net proceeds of approximately $318,000 (after expenses of such private offering). The Bridge Notes are payable, together with interest at the rate of 11% per annum, on the earlier of October 14, 1998 or the closing of this offering. See "Use of Proceeds." The Bridge Warrants entitled holders thereof to purchase one share of Common Stock per Bridge Warrant commencing May 14, 1998, but will be exchanged automatically on the closing of the offering for the Selling Securityholder Warrants, each of which will be identical to the Warrants offered hereby. The Selling Securityholder Warrants and the Common Stock underlying the Selling Securityholder Warrants have been registered for resale in the Registration Statement of which this Prospectus forms a part, subject to the contractual restriction that the Selling Securityholders have agreed not to sell, transfer, hypothecate, assign or otherwise dispose of the Selling Securityholder Warrants and the Common Stock underlying the Selling Securityholder Warrants for a period of twenty-four months from the closing of the offering without the prior written consent of the Representative.
See "Concurrent Offering."

                          DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company is authorized to issue 20,000,000 shares of Common Stock, $.0001 par value per share. As of the date of this Prospectus, 2,254,500 shares of Common Stock are outstanding. There are also outstanding warrants to purchase 135,000 shares of Common Stock at $2.25 per share and outstanding Bridge Warrants to purchase 800,000 shares of Common Stock at $6.25 per share. There is a convertible promissory note payable to Christie Enterprises, Inc. currently outstanding which will be converted into 160,000 shares of Common Stock upon closing of this offering. In addition, the Company has reserved an aggregate of 450,000 shares to be issued pursuant to its 1997 Stock Option Plan. The Board of Directors has authorized the reservation of a sufficient number of shares of Common Stock for issuance in connection with the exercise of the Warrants being issued in this offering and the Concurrent Offering.

    Each holder of Common Stock is entitled to one vote for each share of Common Stock owned of record on all matters to be voted on by stockholders, including the election of directors. Because the Common Stock is not subject to cumulative voting, the holders of more than 50% of the outstanding shares of Common Stock could generally elect the entire membership of the Board of Directors. The holders of shares of Common Stock are, subject to the prior liquidation rights of any outstanding shares of preferred stock of the Company (the "Preferred Stock"), entitled upon dissolution of the Company, to receive pro rata all assets remaining available for distribution to stockholders. The Common Stock has no pre-emptive or other subscription rights, and there are no conversion rights or redemption provisions with respect to such shares. All outstanding shares of Common Stock are and all Common Stock to be issued upon the exercise of the Warrants will be validly issued, fully paid and non-assessable.

    The holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefor. The Company has never paid dividends on its Common Stock and it currently intends to retain all earnings for use in its operations and does not expect to pay dividends on its Common Stock in the foreseeable future. Further, the Company's current senior credit agreement prohibits the payment of cash dividends.

PREFERRED STOCK

    The Company is authorized to issue 5,000,000 shares of Preferred Stock, $0.01 par value per share, in series and with rights, preferences, privileges and limitations established solely by the Board of Directors. No shares of Preferred Stock are currently outstanding. The issuance of Preferred Stock in the future could materially dilute the interests of the holders of the Common Stock, including limitations on voting rights, dividends, and distributions on liquidation of the Company, all without any further vote or other action by the holders of the Common Stock.

WARRANTS

    Upon issuance, each Warrant and each Selling Securityholder Warrant will entitle the registered holder thereof to purchase one share of Common Stock at a price of $6.25 per share, subject to adjustment in certain circumstances. The Warrants will be initially exercisable thirteen months from the date of this Prospectus and shall expire four years from the date it becomes exercisable.

    The Company may call the Warrants for redemption, at the option of the Company, at a price of $.10 per Warrant at any time following 13 months from the date of this Prospectus after the Common Stock of the Company trades at a price equal to 150% of the exercise price of the Warrants for 20 consecutive trading days, upon not less than 30 days' prior written notice. The warrantholders shall have exercise rights until the close of business on the date fixed for redemption.

    The exercise price and number of shares of Common Stock issuable on exercise of the Warrants are subject to adjustments under certain circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at a price below the Warrants' exercise price.

    The Company has the right, in its sole discretion, to decrease the exercise price of the Warrants or to extend the expiration date of the Warrants on five business days' prior written notice to the warrantholders.

    The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date of the Warrants at the offices of the warrant agent, with the exercise form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or other good funds, payable to the warrant agent) to the warrant agent for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock, including, without limitation, the right to vote on any matter presented to stockholders for approval.

    No fractional shares will be issued upon exercise of the Warrants. However the Company will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrantholder, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

DELAWARE ANTI-TAKEOVER LAW

    Certain provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended, may have the effect of preventing, discouraging or delaying any change in the control of the Company and may maintain the incumbency of the Board of Directors and management. The authorization of undesignated preferred stock makes it possible for the Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company.

    The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law (the "Antitakeover Law") regulating corporate takeovers. The Antitakeover Law prevents certain Delaware corporations, including those whose securities are authorized for quotation on The NASDAQ Stock Market (which includes the NASDAQ SmallCap Market), from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who acquired 15% or more of the corporation's outstanding voting stock without the prior approval of the corporation's Board of Directors) for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of the Antitakeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. The Company has not "opted out" of the application of the Antitakeover Law.

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT

    The transfer agent and registrar for the Common Stock and the warrant agent for the Warrants, the Selling Securityholder Warrants and the Representative's Warrants is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon the completion of this offering, the Company will have 3,214,500 shares of Common Stock outstanding. Of these shares, the 800,000 shares sold by the Company in this offering will be freely-tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (as defined in the Securities Act and the rules and regulations thereunder) which will be subject to the limitations of Rule 144 promulgated under the Securities Act. Of the remaining 2,414,500 shares, subject to the holders compliance with the provisions of Rule 144, (i) 34,504 shares beneficially owned by four non-affiliates of the Company will become tradeable in August 1997, (ii) 364,500 shares beneficially owned by Mantis V, L.L.C., an affiliate of the Company, will become tradeable in September 1997, (iii) 160,000 shares of Common Stock issuable upon conversion of a note in the principal amount of $1,000,000 payable to Christie Enterprises, Inc. upon the closing of this offering will become tradeable in November 1997 and (iv) 1,848,646 shares beneficially owned by Patrick A. DePaolo, Sr., Steven DePaolo and a DePaolo family limited liability company, all affiliates of the Company, are tradeable as of the date of this Prospectus, although all of the aforementioned shares with the exception of those set forth in (i) and (iii) will not be freely tradeable for two years from the date of this Prospectus without the prior written consent of the Representative pursuant to "lock-up" agreements each such principal stockholder will have entered into with the Representative prior to the closing of this offering. These securities were deemed such principal to be "restricted securities" at the time they were purchased, as that term is defined under Rule 144 promulgated under the Securities Act, as such shares were issued in private transactions not involving a public offering.

    In general, under Rule 144 as recently modified (which modifications became effective April 29, 1997), subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has beneficially owned the restricted shares of Common Stock to be sold for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

    Prior to this offering, there has been no market for the Common Stock, and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market would likely adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                                 UNDERWRITING

    Under to the terms and conditions contained in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, for whom Roan Capital Partners L.P. is acting as the Representative, and each of the Underwriters has severally agreed to purchase from the Company the respective number of shares of Common Stock and Warrants set forth opposite its name below.

                                         NUMBER OF
                                         SHARES AND
UNDERWRITER                               WARRANTS

Roan Capital Partners L.P.
Total                                     800,000


    The Underwriters are committed to purchase and pay for all of the shares of Common Stock and all of the Warrants offered hereby if any such shares of Common Stock or Warrants are purchased. The shares of Common Stock and Warrants are being offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by counsel and certain other conditions.

    All principal stockholders of the Company as of the date of this Prospectus other than Christie Enterprises, Inc., and all of the Selling Securityholders, will have entered into "lock-up" agreements with the Representative prior to the closing of this offering, pursuant to which such principal stockholders and the Selling Securityholders will not sell or transfer any of the Company's securities without the prior written consent of the Representative for a 24 month period. There are no present plans, agreements or understandings between any of such stockholders or Selling Securityholders and the Representative to modify, shorten or waive such lock-up agreements. See "Shares Eligible for Future Sale."

    The Underwriters have advised the Company that they propose to offer the shares of Common Stock and the Warrants to the public at the initial public offering price set forth on the cover page of this Prospectus. The Underwriters may allow to certain dealers who are members of the National Association of Securities Dealers, Inc. (the "NASD") concessions, not in excess of $. per share of Common Stock and $. per Warrant, of which not in excess of $. per share of Common Stock and $. per Warrant may be reallowed to other dealers which are members of the NASD.

    The Company has granted to the Underwriters an option, exercisable for 45 days from the date of this Prospectus, to purchase up to an aggregate of 120,000 additional shares of Common Stock and 120,000 additional Warrants at the initial public offering price set forth on the cover page hereof less underwriting discounts and commissions. The Underwriters may exercise such option in whole or, from time to time, in part, solely for the purpose of cover over-allotments, if any, made in connection with the sale of the shares of Common Stock and the Warrants offered hereby.

    The Company has agreed to pay the Representative a nonaccountable expense allowance of three percent (3%) of the gross proceeds of this offering, of which $40,000 has been paid to date. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock and the Warrants offered hereby for sale under the laws of such states as the Underwriters may designate, including expenses of counsel retained for such purpose by the Underwriters.

    The Company has agreed to sell to the Representative or its designees, for aggregate consideration of $10, warrants (the "Representative's Warrants") to purchase up to 80,000 shares of Common Stock at a price of $8.25 per share and 80,000 Warrants at a price of $.165 per Warrant and exercisable at $6.25 per share. The Representative's Warrants may not be exercised for one year from the date of this Prospectus, and will then be exercisable for a period of four years and will expire five years from the date of this Prospectus (the "Warrant Exercise Term"). During the Warrant Exercise Term, the holders of the Representative's Warrants are given, at nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Stock. The Company has agreed that for three years following the date of this Prospectus, the Company will not merge, reorganize or take any other action which would terminate the Representative's Warrants without first making adequate provisions for the Warrants. The Representative's Warrants may not be redeemed by the Company until they have been exercised and the underlying Warrants are outstanding. The Representative's Warrants may not be sold, assigned, transferred, pledged or hypothecated for a period of one year from the date of the Prospectus except to an officer or partner of the Representative or members of the selling group or their respective officers or partners. To the extent that the Representative's Warrants are exercised, dilution to the interests of the Company's stockholders may occur. Further, the terms upon which the Company will be able to obtain additional equity capital will be adversely affected since the holders of the Representative's Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in the Representative's Warrants. The Company has agreed that upon written request of the then holders of at least a majority of the Representative's Warrants made at any time within the period commencing one year and ending five years after the date of this Prospectus, it will file a registration or offering statement on Form SB-2 or other appropriate form under the Securities Act registering the securities underlying the Representative's Warrants. In addition, the Company has agreed to give advance notice to the holders of the Representative's Warrants of its intention to file certain registration statements commencing one year and ending five years after the date of this Prospectus, and in such case, holders of such Representative's Warrants or underlying shares of Common Stock and Warrants shall have the right to require the Company to include all or part of such shares of Common Stock and Warrants underlying such Representative's Warrants in such registration statement at the Company's expense.

    The Company has also agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act.

    At the closing of this offering, the Company will enter into a consulting agreement with the Representative retaining them as management and financial consultants to the Company for a two-year period commencing as of December 17, 1996 at a fee equal to $3,558.33 per month, or $85,300, which will be paid upon the Closing of this offering.

    The Company has also agreed that, upon completion of this offering, it will for a period of three years if requested by the Representative (i) engage a designee of the Representative as an advisor of its Board of Directors or
(ii) elect one of the Representative's designees to its Board of Directors.

    Upon the exercise of the Warrants commencing one year from the date of this Prospectus, the Company will pay the Representative a fee of 7% of the aggregate exercise price if (i) the market price of its Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrant was solicited by a member of the NASD and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements was made both at the time of the offering and at the time of the exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act.

    In connection with this offering, the Representative and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock or the Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid or purchase Common Stock or Warrants for the purpose of stabilizing its market price. The Representative may also create a short position for the account of the Representative by selling more Common Stock and Warrants in connection with the offering than they are committed to purchase from the Company, and in such case may purchase Common Stock or Warrants in the open market following completion of the offering to cover all or a portion of such short position. The Representative may also cover all or a portion of such short position, up to 120,000 shares of Common Stock and 120,000 Warrants, by exercising the over-allotment option referred to herein. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock and the price of the Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

    Regulation M may prohibit the Representative or any other soliciting broker-dealer from engaging in market-making activities with regard to the Company's securities for the period from five business days prior to any solicitation by the Representative of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Representative may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, the Representative may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

    Prior to this offering, there has been no public trading market for the Common Stock or the Warrants. Consequently, the initial public offering price of the Common Stock and the Warrants have been determined by negotiations between the Company and the Representative. Among the factors considered in determining the initial public offering price were the

Company's financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in activities similar to those of the Company and the general conditions of the securities market.

                                 LEGAL MATTERS

    Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York has acted as counsel to the Company in connection with this offering. Gusrae, Kaplan & Bruno, 120 Wall Street, New York, New York has acted as counsel for the Underwriters in connection with this offering. Richard L. Campbell, special counsel to Epstein Becker & Green, P.C., is an affiliate of Mantis V, L.L.C., which is the owner of 364,500 shares of the Company's Common Stock and of warrants to purchase 85,000 shares of the Company's Common Stock at $2.25 per share.

                                    EXPERTS

    The consolidated financial statements of Discas, Inc. and of Christie Enterprises, Inc. included in this Prospectus have been audited by Jump, Green, Holman and Company, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

    The Company has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits and schedules filed therewith. A copy of the Registration Statement may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of certain fees prescribed by the Commission. In addition, the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). The Registration Statement of which this Prospectus forms a part has been filed electronically through EDGAR and may be retrieved through the Commission's Web site on the Internet. Descriptions contained in this Prospectus as to the contents of any agreement or other documents filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such agreement or document.

    Upon consummation of this offering, the Company will become subject to the reporting requirements of the Exchange Act and in accordance therewith will file reports, proxy statements and other information with the Commission. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

                                 DISCAS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                              PAGE
                                                                                             NUMBER
                                                                                             -------
INDEPENDENT AUDITOR'S REPORT--DISCAS, INC. AND SUBSIDIARY                                     F-2
CONSOLIDATED BALANCE SHEET AS OF APRIL 30, 1997                                               F-3
CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS                                               F-4
 ENDED APRIL 30, 1996 AND 1997
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR THE YEARS                      F-5
ENDED APRIL 30, 1996 AND 1997
CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS                                           F-6
 ENDED APRIL 30, 1996 AND 1997
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                                                    F-8
INDEPENDENT AUDITOR'S REPORT--CHRISTIE ENTERPRISES, INC.                                      F-16
BALANCE SHEET AS OF OCTOBER 31, 1996                                                          F-17
STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1995 AND FOR THE                     F-18
TEN MONTHS ENDED OCTOBER 31, 1996
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY FOR                                             F-19
 THE YEAR ENDED DECEMBER 31, 1995 AND THE TEN MONTHS ENDED OCTOBER 31, 1996
STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED                                                  F-20
 DECEMBER 31, 1995 AND FOR THE TEN MONTHS ENDED OCTOBER 31, 1996
NOTES TO FINANCIAL STATEMENTS                                                                 F-22
DISCAS INC. AND SUBSIDIARIES PRO FORMA CONDENSED COMBINED                                     F-27
 STATEMENTS OF INCOME FOR THE YEAR ENDED APRIL 30, 1997 (UNAUDITED)
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS                                F-28

               [LETTERHEAD OF JUMP, GREEN, HOLMAN AND COMPANY]

                           INDEPENDENT AUDITOR'S REPORT


The Stockholders
Discas Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheet of Discas Inc. and Subsidiary as of April 30, 1997 and related consolidated statements of operations, changes in stockholders' equity and cash flows for the two years ended April 30, 1996 and 1997. These financial statements are the responsibility of Discas, Inc. and Subsidiary's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Discas, Inc. and Subsidiary as of April 30, 1997 and the results of their operations and cash flows for the two years ended April 30, 1996 and 1997 in conformity with generally accepted accounting principles.


                                         JUMP, GREEN, HOLMAN AND COMPANY

June 26, 1997
Toms River, NJ

                           DISCAS, INC. AND SUBSIDIARY

                            Consolidated Balance Sheet

                                  April 30, 1997


                                      ASSETS

Current assets:
   Cash                                                      $   173,100
   Accounts receivable                                         1,244,554
   Inventory                                                   1,016,519
   Prepaid expenses                                                4,170
   Other current assets                                           11,429
                                                               ---------

     Total current assets                                      2,449,772

Property and equipment (net)                                   1,846,615

Other assets                                                   1,248,602
                                                               ---------
                                                             $ 5,544,989
                                                            ============


                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                            1,280,710
   Accrued expenses                                              174,629
   Line of credit                                                490,000
   Current portion of capital leases                              30,416
   Current portion of long-term debt                             383,069
                                                           -------------

     Total current liabilities                                 2,358,824

Capital leases, excluding current portion                         48,101
Long-term debt, excluding current portion                      2,162,777
Related party loans                                              123,734

Stockholders' equity:
   Common stock, $.0001 par value, 20,000,000
    shares authorized, 2,254,500 shares issued
    and outstanding                                                  225
   Additional paid in capital                                    822,677
   Retained earnings                                              28,651
                                                               ---------

     Total stockholders' equity                                  851,553
                                                            ------------
                                                            $  5,544,989
                                                            ============


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                           DISCAS, INC. AND SUBSIDIARY

                      Consolidated Statements of Operations

                   For the years ended April 30, 1996 and 1997



                                                        1996        1997
                                                        ----        ----
Sales                                            $ 3,858,205   5,179,668

Cost of sales                                      3,012,125   3,982,066
                                                   ---------   ---------

     Gross profit                                    846,080   1,197,602

Selling, general and administrative
  expenses                                           710,302   1,300,859
                                                   ---------   ---------
     Income (loss) from operations                   135,778    (103,257)
                                                   ---------   ---------
Other income (expense):
   Other income                                       30,929      35,279
   Interest expense                                  (87,292)   (317,393)
                                                   ---------   ---------
     Net other expense                               (56,363)   (282,114)
                                                   ---------   ---------
Minority interest                                     23,841      36,705
                                                   ---------   ---------

     Earnings (loss) before income taxes             103,256    (348,666)

Income tax benefit                                     -          36,000
                                                  ---------    ---------

     Net income (loss)                           $   103,256    (312,666)
                                                   =========   =========

Net income (loss) per share:
   Primary                                       $       .04        (.13)
                                                   =========   =========
   Fully diluted                                 $       .04        (.13)
                                                   =========   =========


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            DISCAS INC. AND SUBSIDIARY

         Consolidated Statements of Changes in Stockholders' Equity

                 For the years ended April 30, 1996 and 1997




                                             Additional                  Total
                                    Common    Paid in    Retained  Stockholders'
                                     Stock     Capital    Earnings      Equity


Balances, April 30, 1995         $     181       1,819     279,796     281,796

Prior period adjustment               -            -       (41,735)    (41,735)
                                  -------     -------     --------    --------

Adjusted balances, April 30, 1995      181       1,819     238,061     240,061

Net income for the year
  ended April 30, 1996                -            -       103,256     103,256
                                  -------     -------     --------     -------

Balances, April 30, 1996               181       1,819     341,317     343,317

Issuance of common stock                36     608,464       -         608,500

Acquisition of minority interest         8     172,394       -         172,402

Issuance of common stock warrants     -         40,000       -         40,000

Net loss for the year
  ended April 30, 1997                -            -      (312,666)   (312,666)
                                  -------     -------     --------    --------
Balances, April 30, 1997        $      225     822,677      28,651     851,553
                                   =======     =======    ========    ========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            DISCAS INC. AND SUBSIDIARY

                      Consolidated Statements of Cash Flows

                   For the years ended April 30, 1996 and 1997



                                                        1996        1997
                                                        ----        ----
Cash Flows from Operating Activities:
   Cash received from customers                  $ 4,092,786   4,573,965
   Cash paid to suppliers and employees           (3,872,155) (4,515,399)
   Interest paid                                     (84,7420   (138,806)
   Income taxes paid                                 (17,255)     ( -   )
                                                   ---------   ---------

      Net cash provided (used) by
       operating activities                          118,634     (80,240)
                                                   ---------   ---------

Cash Flows from Investing Activities:
   Payments on other assets                             -        (35,604)
   Purchases of fixed assets                         (41,450)   (180,873)
                                                   ---------   ---------

      Net cash used by investing
       activities                                    (41,450)   (216,477)
                                                   ---------   ---------

Cash Flows from Financing Activities:
   Principal payments on long-term debt             (108,631)   (165,309)
   Proceeds from long-term debt                       47,171     710,000
   Proceeds from issuance of stock warrants             -         40,000
   Payments of offering costs                           -       (474,487)
   Principal payments on capital leases              (39,217)    (33,933)
   Proceeds from credit line                         170,000     210,000
                                                   ---------   ---------

      Net cash provided by
       financing activities                           69,323     286,271
                                                   ---------   ---------

      Net increase (decrease) in cash                146,507     (10,446)

Cash at beginning of year                             37,039     183,546
                                                   ---------   ---------

Cash at end of year                              $   183,546     173,100
                                                   =========   =========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                         DISCAS INC. AND SUBSIDIARY

                 For the years ended April 30, 1996 and 1997



                                                        1996        1997
                                                        ----        ----
Reconciliation of net income (loss) to cash provided (used) by operating activities:
   Net income (loss)                             $   103,256    (312,666)

   Items which did not (provide) use cash:
      Depreciation                                   129,754     221,267
      Interest                                           -         2,550
      Amortization                                       -         8,051
      Bad debt expense (recovery)                     (1,000)     17,390
      Minority interest                              (23,841)    (36,705)
      Deferred financing costs                           -       176,037

  Working capital changes which provided (used) cash:
      Accounts receivable                            207,430    (771,826)
      Inventory                                       (6,920)   (468,844)
      Other assets                                   (47,366)       (500)
      Prepaid expenses                                (6,442)     (2,877)
      Accounts payable                              (247,001)  1,000,224
      Accrued expenses                                17,819     123,659
      Income tax payable                              (7,055)        -

   Non-current changes which used cash:
      Deferred taxes                                     -       (36,000)
                                                     -------   ---------

         Net cash provided (used)
          by operating activities                 $  118,634     (80,240)
                                                    ========   =========


Schedule of non-cash investing and financing activities:

   Financed acquisitions                          $    -       1,567,904
                                                    ========   =========
   Offering costs                                 $    -          15,000
                                                    ========   =========
   Acquisition of minority interest               $    -         172,402
                                                    ========   =========
   Deferred financing costs                       $    -         608,500
                                                    ========   =========


SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                            DISCAS INC. AND SUBSIDIARY

                    Notes to Consolidated Financial Statements




1. Summary of Significant Accounting Policies


     a.   Organization

          The accompanying consolidated financial statements of Discas, Inc. and Subsidiary (the "Company") present the accounts of Discas, Inc., its 68.81% subsidiary, Discas Recycled Products Corporation (DRPC) and its wholly owned subsidiary, Christie Products Inc. (CPI). Intercompany transactions have been eliminated in the consolidation.

          On August 27, 1996, DRPC merged into Discas, Inc., pursuant to
          Section 251 of the General Corporation Law of the State of Delaware. Each minority shareholder of DRPC was retired and the holder thereof received 22.56 shares (76,623 shares in total) of the voting stock of Discas, Inc., for each share of DRPC owned by them, having a par value of $.0001 per share. The purchase price of $172,402 ($2.25 per share) was allocated as follows:

                       Fixed assets               $   75,000
                       Minority interest              46,274
                       Goodwill                       51,128
                                                     -------
                                                  $  172,402

          Prior to the merger, the Board of Directors of Discas, Inc. authorized a 1 for 8.718477 reverse stock split of common stock to the stockholders of record on August 27, 1996. As a result, 1,400,000 common shares were issued and outstanding. The Company has elected to retroactively restate this occurrence to be reflected in the financial statements for the years ended April 30, 1996 and 1997.

          On October 3, 1996, Christie Products, Inc. (CPI), a wholly owned subsidiary of Discas, Inc., was incorporated in the state of Delaware. CPI operates out of New Jersey and manufactures and markets nursery growing pots and other plastic products.

          CPI is authorized to issue 3,000 shares of no par value common stock. As of the date of this financial statement, 100 shares are issued and outstanding.

          Discas, Inc. produces proprietary plastics, plastic containers and rubber compounds using a variety of recycled and prime materials. The Company also uses industrial scrap material to manufacture high quality recycled polypropylene based compounds.

                            DISCAS INC. AND SUBSIDIARY

1.   Summary of Significant Accounting Policies (continued)

     b.   Cash and Cash Equivalents

          Cash and cash equivalents includes all cash balances and highly liquid investments with a maturity of three months or less. The Company places its temporary cash investments with high credit quality financial institutions. At times such investments may be in excess of the FDIC insurance limits.

     c.   Property and Equipment

          Property and equipment are stated at cost and are depreciated over their useful lives of 7 - 10 years. Depreciation is computed by using the straight-line method for financial reporting purposes and straight line and accelerated methods for income tax purposes. Maintenance and repairs are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized. The cost and related accumulated depreciation of property and equipment retired or disposed of are removed from the accounts and the resulting gains or losses are reflected in income.

     d.   Income Taxes

          Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. Deferred tax assets and liabilities represent future tax return consequences of those differences, which will either be taxable or deductible when the assets or liabilities are recovered or settled. Deferred taxes are also recognized for operating losses and tax credits that are available to offset future taxable income.

     e.   Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

                            DISCAS INC. AND SUBSIDIARY

1.   Summary of Significant Accounting Policies (continued)


     f.   Fair Value of Financial Instruments

          As of April 30, 1997, the carrying values of the Company's financial instruments which are all held for non-trading purposes, approximated their fair value.

     g.   Inventory

          Inventory is stated at the lower of cost or market as determined by the average cost method.

     h.   Economic Dependency

          The Company sells a substantial portion of its product to three customers. For the years ended April 30, 1996 and 1997, sales to those customers were as follows:

                                                        1996        1997

                  Customer #1                   $  1,022,000   1,033,000
                  Customer #2                          -         420,000
                  Customer #3                      1,815,000     611,000
                                                   ---------   ---------

                                                $  2,837,000   2,064,000
                                                   =========   =========

          As of April 30, 1997, accounts receivable from these customers were as follows:

                  Customer #1                                $    63,000
                  Customer #2                                    155,000
                  Customer #3                                    116,000
                                                               ---------

                                                             $   334,000

          The Company performs ongoing credit evaluations of its customers' financial condition and generally, requires no collateral from its customers. The Company believes the allowance for doubtful accounts is adequate to absorb estimated uncollectible amounts as of April 30, 1997.

                            DISCAS INC. AND SUBSIDIARY

1.   Summary of Significant Accounting Policies (continued)


     i.   Deferred Offering Costs

          Professional fees and other expenses associated with the initial public offering of the Company's common stock are capitalized and subsequently charged against the proceeds of such offering or expensed in the period such offering is abandoned.

     j.   Net Income Per Share

          The weighted average number of common stock and common stock equivalents was determined by including all shares issued in 1997 as if they had been issued at the beginning of fiscal 1996. Warrants were also deemed exercised at the beginning of fiscal 1996 to the extent required using the treasury stock method. Primary net income per share included the conversion of the Christie acquisition convertible note as of the conversion date. Fully diluted net income per share did not include the conversion of the note.

     k.   Impact of Recently Issued Accounting Standards

          Effective May 1, 1996 and January 1, 1997, the Company adopted SFAS No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed Of" and SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The Company believes that the adoption of these statements did not have a material effect on the Company's financial position.

          Effective May 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock Based Compensation." The statement requires at a minimum, new disclosures regarding employee and non-employee stock based compensation plans. The Company will continue accounting for stock options under APB Opinion No. 25.


     l.   Deferred Financing Costs

          The issuance of common stock and common stock warrants in connection with loans made to the Company are being amortized on the interest method over the term of the loan or expensed in full upon the early retirement of the debt by the Company.

          As a result, included in interest expense is $176,037 of deferred financing costs for the year ended April 30, 1997.

                            DISCAS INC. AND SUBSIDIARY

2.   Property and Equipment

     As of April 30, 1997, property and equipment consist of the following:

          Machinery and equipment                               $ 2,436,533
          Leasehold improvements                                     63,843
          Office equipment                                           68,402
          Vehicles                                                   58,206
          Furniture and fixtures                                     22,098
                                                                  ---------
            Total property and equipment                          2,649,082
            Less: accumulated depreciation                          802,467

            Net property and equipment                          $ 1,846,615
                                                                  =========


3.   Accounts Receivable

     Accounts receivable at April 30, 1997 are shown net of an allowance for doubtful accounts of $11,000.

4.   Inventory

     Inventories at April 30, 1997 consist of:

          Finished goods                                       $    212,148
          Raw materials                                             804,371
                                                                  ---------
                                                               $  1,016,519
                                                                  =========

5.   Other Assets

     Other assets at April 30, 1997 consist of the following:

          Security deposits                                    $     32,310
          Deferred financing costs, net of $176,037
           of accumulated amortization                              432,463
          Deferred offering costs                                   532,148
          Goodwill net of $8,051 of
           accumulated amortization                                 216,077
          Other                                                      35,604
                                                                 ---------
                                                              $   1,248,602
                                                                  =========

                            DISCAS INC. AND SUBSIDIARY

6.   Stock Option Plan

      The Company's stock option plan was approved by the Company's Board of Directors and stockholders in February, 1997. Options granted under the plan may include those qualified as incentive stock options under
      Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. Employees as well as other individuals, such as outside directors, who provide necessary services to the Company are eligible to participate in the Plan. Non-employees and part-time employees may receive only non-qualified stock options. The maximum number of shares of Common Stock for which options may be granted under the Plan is 450,000 shares.

      The exercise price for shares purchased upon the exercise of non-qualified options granted under the plan is determined by a Board appointed committee. The exercise price of an incentive stock option must be at least equal to the fair market value of the common stock on the date such option is granted (110% of the fair market value for stockholders who own more than 10% of the common stock of the Company).

      The Company, upon closing of the public offering, as described in note 14, will issue 150,000 incentive stock options to its President. Each option granted entitles the recipient to purchase one share of the Company's common stock at an exercise price of $7.50 and is exercisable through April 30, 2002 and only at such time as the Company's audited financial statements show after tax net income equal to or exceeding $.15 per share.


7.   Income Taxes

     The Company's effective income tax rate is lower than would be expected if the Federal statutory rate were applied to earnings from operations, primarily because of depreciation and the utilization of net operating losses.

     The components of income tax (expense) benefit for the years ended April 30, 1996 and 1997 were:

          1996                           Federal       State          Total
          ----                           -------       -----          -----

          Current                   $       -            -             -
          Deferred                        (1,000)      1,000           -
                                        --------     -------        ----
                                    $     (1,000)      1,000           -
                                        ========     =======        ====

          1997                           Federal       State          Total
          ----                           -------       -----          -----

          Current                   $       -            -             -
          Deferred                        28,000       8,000         36,000
                                        --------     -------         ------
                                    $     28,000       8,000         36,000
                                        ========     =======         ======

                            DISCAS INC. AND SUBSIDIARY

7.   Income Taxes (continued)

     The following is a summary of the components of the Company's Federal and State deferred tax assets and liabilities as of April 30, 1997:

          Current
                                                     Federal          State
          Deferred tax assets:
            Allowance for doubtful accounts        $   4,000          1,000
            Valuation allowance                       (4,000)        (1,000)
                                                     -------        -------

                                                         -                -
                                                     =======        =======
          Non-current

          Deferred tax assets:
            Net operating loss carryforwards         218,000         63,000

          Deferred tax liabilities:
            Depreciation                            (102,000)       (30,000)
                                                     -------        -------

              Net deferred tax asset before
                valuation allowance                  116,000         33,000

          Valuation allowance                       (116,000)       (33,000)
                                                     -------       --------

                                                        -               -
                                                     =======       ========

     The Company has net operating loss carryforwards of approximately $545,000 (Federal) and $510,000 (State) which will begin to expire in 2012.

                            DISCAS INC. AND SUBSIDIARY

7.   Income Taxes (continued)

     A reconciliation of the tax benefit (expense) computed at the normal statutory Federal income tax rate with the Company's provision for income taxes is as follows:
                                        Year Ended                Year Ended
                                      April 30, 1996            April 30, 1997
                                      --------------            --------------

     Statutory Federal income
       tax (expense) benefit        $    (43,000)                   136,000

     State surtax benefit                 16,750                        -
     State tax (expense) benefit          (6,000)                    24,400

     Permanent differences:
          Non-deductible expenses         (2,100)                    (5,850)
          Deductible expenses             25,050                     11,550
          Exempt income                    9,300                     14,300

     Increase in valuation allowance         -                     (154,000)
     Change in estimate - tax rates          -                        9,600
                                        --------                  ---------

     Income tax benefit               $      -                       36,000
                                        ========                  =========

8.   Line of Credit

     The Company has an available line of credit with a bank which it can borrow up to $500,000. Interest is due in monthly installments at prime plus 1 3/4% percent. The line of credit is secured by accounts receivable and inventory and matures in July, 1997. At April 30, 1997, outstanding borrowings on this line amounted to $490,000, and as a result, $10,000 remained available to the Company.

     In June, 1997, the Company concluded a credit arrangement with a new bank which provides for a credit line of up to $700,000 on a borrowing base consisting of 80% of eligible accounts receivable and 50% of eligible inventory. This new credit line bears interest at the bank's prime rate plus 1%. This arrangement also provided a five year term loan of $353,000 which was used to pay off the old term loan and certain other debt. The new term loan calls for monthly principal payments of approximately $5,300 plus interest at the bank's prime rate plus 1%.

                            DISCAS INC. AND SUBSIDIARY

  9. Long-term Debt

     Note payable to a bank in monthly principal payments of $6,173 plus interest at "prime" plus two percent. The loan matures in June, 1997 and is secured by machinery and equipment and the personal guarantee of the
     president of the Company.                                                    $   224,359

     Note payable to the Department of Economic and Community Development,
     payable in monthly installments of $1,972, including interest at 6%, maturing in July, 2000 and secured by a lien on all business assets and the personal guarantee of the president
     of the Company.                                                                  108,407

     Equipment loan payable to a finance company with monthly payments of
     $1,572 including interest of 13% per annum. The loan matures in July
     1998, and is secured by equipment with a net book value of $43,000.               21,766

     Equipment loan payable to a finance company with monthly payments of $423 including interest at 13% per annum. The loan matures in February, 2000,
     and is secured by equipment with a net book value of $16,000.                     12,032

     Loan payable to a finance company in monthly payments of $12,600 including interest at 9.75%.  The loan matures in November 2000
     and is secured by equipment.                                                     444,282

     Loan payable to a company in monthly interest only payments computed at
     8% per annum. The note is unsecured and due in full in November 1998. As partial consideration for the loan, the company was issued 364,500 shares of common stock and warrants to purchase 85,000 shares of Discas, Inc.
     The value of common stock and common stock warrants was
     $607,500 and $1,000, respectively.                                               375,000

                            DISCAS INC. AND SUBSIDIARY

  9. Long-term Debt (continued)

     Loan payable to the shareholder of Christie Enterprises, Inc. in connection with the asset purchase agreement described in note 13. The note is interest free until April 30, 1997 then at prime plus 1% along with fixed monthly principal payments of $16,667. The note matures in
     April, 2002 and is secured by machinery and equipment of the seller. The holder for this note may also convert the outstanding principal balance into common shares of Discas, Inc. at a price
     which is also described in note 13.                                           1,000,000


     Various 11% unsecured subordinated notes due on the earlier of September
     15, 1998 or the closing of a registered public
     offering of securities of the Company.                                          360,000
                                                                                   ---------


          Total long-term debt                                                     2,545,846

          Less: current portion                                                      383,069
                                                                                   ---------
          Long-term debt, excluding
            current portion                                                       $2,162,777
                                                                                  ==========

     Maturities of long term debt over the next several years are as follows:

                  April 30, 1998                  $  383,069
                            1999                   1,133,000
                            2000                     343,777
                            2001                     272,000
                      Thereafter                     414,000
                                                     -------
                                                  $2,545,846
                                                  ==========

10.  Capital Leases

     The Company is lessee of certain equipment under capital leases expiring in various years through 2001. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are depreciated over the lower of their lease terms or their estimated productive lives.

                            DISCAS INC. AND SUBSIDIARY

10.  Capital Leases (continued)

     Minimum future lease payments under capital leases as of April 30, 1997 is as follows:

              April 30, 1998                       $  37,590
                        1999                          20,460
                        2000                          16,590
                        2001                          15,816
                        2002                          15,816
                        2003                           7,908
                                                     -------

          Total minimum lease payments               114,180

          Less: amounts representing interest         35,663
                                                     -------

          Present value of future minimum
            lease payments                            78,517

          Less: current portion                       30,416
                                                     -------

          Capital leases, net of current portion  $   48,101
                                                     =======

     As of April 30, 1997, machinery and equipment held under the aforementioned capital leases amounted to $136,324 and depreciation expense for the year ended April 30, 1997 approximated $20,000.


11.  Related Party Activity

     The president of the Company has made various loans to the company bearing interest at rates between 6% and 8%. Interest only is due monthly and the principal is unsecured, subordinated to the Company's bank debt and has no specific repayment terms.

     The President of the Company owns an 8% interest in a Limited Liability Company which does business with the Company. For the years ended April 30, 1996 and 1997, sales to the related party amounted to approximately $128,000 and $671,000, and purchases from the related party amounted to approximately $140,000 and $650,000.

     The Company owns a 50% interest in a Limited Liability Company (L.L.C.). Included in other assets is $35,604, which represents the Company's initial equity contribution to the L.L.C.

                            DISCAS INC. AND SUBSIDIARY

11.  Related Party Activity (continued)

     Included in selling, general and administrative expenses for the year ended April 30, 1996 and 1997 is approximately $23,000 and $26,000 paid to a related company for the rent of machinery and equipment. The lease is classified as an operating lease and provides for minimum rentals of $26,400 through April 30, 1998.

12.  Commitments and Contingencies

     The Company conducts its operations in leased facilities classified as operating leases which expire in various years through 2000. The Company also has an option to extend the leases through 2005.

     In addition to annual base rental, the leases require additional payments for maintenance and taxes. The following is a schedule approximating the future minimum rental payments required under the above operating leases as of:

              April 30, 1998                      $  267,664
                        1999                         121,338
                        2000                          82,443
                        2001                          41,940

     Rent expense under the aforementioned leases for the year ended April 30, 1996 and 1997 amounted to $143,443 and $218,405, respectively.


13.  Asset Purchase Agreement

      On October 30, 1996, Christie Products, Inc. (CPI) a wholly owned subsidiary of the Company, entered into an agreement with Christie Enterprises, Inc., to purchase substantially all of their business assets. The purchase price of $1,500,000 exceeded the fair market value of the assets purchased by $173,000, which will be amortized on the straight line basis over 15 years. CPI and Discas, Inc. as consideration, paid Christie Enterprises, Inc., $500,000 in cash and issued a convertible promissory note in the amount of $1,000,000. The note is interest free until April 30, 1997, at which time interest will be paid at prime plus 1% along with fixed monthly principal payments of $16,667. The note matures on April 30, 2002 and is secured by the molds, machinery and equipment of the seller. The holder of this note may also convert the outstanding principal balance into common shares of Discas, Inc. The number of shares into which this note may be converted shall be determined by dividing the aggregate outstanding principal amount of the note by 125% of the initial public offering price per share of common stock of Discas, Inc., provided that if Discas, Inc. has not completed an initial public offering of its common stock by October 1, 1997, then the conversion price shall be the greater of $6.00 per share or 125% of the then fair market value of the common stock of Discas, Inc. on a per share basis.

                            DISCAS INC. AND SUBSIDIARY

14.  Intent of Public Offering

      On December 17, 1996, Discas, Inc. executed a letter of intent with an underwriter to enter into a definitive agreement with respect to a public offering of 800,000 shares of common stock and 800,000 redeemable common stock purchase warrants of Discas, Inc.

      In connection with the proposed public offering, Discas, Inc. effected a
      1.35 for 1 stock split of common stock to the stockholders of record on December 31, 1996. As a result of the split, 490,000 additional shares were issued, and additional paid in capital was reduced by $49. All references in the accompanying financial statements to the number of common shares and per share amounts for 1996 and 1997 have been restated to reflect the stock split.


15.  Outstanding Warrants

     At April 30, 1997, the date of the Company's financial statements, the Company had outstanding warrants to purchase 135,000 and 800,000 shares of the Company's common stock, respectively, at prices of $2.25 and $5.00 per share.

16.  Prior Period Adjustment

     The accompanying financial statements as of and for the year ended April 30, 1996 have been restated to correct an error in reporting organizational costs incurred in 1994 and deferred compensation incurred in 1996. The effect of the restatement was to decrease beginning retained earnings by $41,735 and decrease net income by $18,356 for the year ended April 30, 1996.

               [LETTERHEAD OF JUMP, GREEN, HOLMAN AND COMPANY]

                         INDEPENDENT AUDITOR'S REPORT

To the Stockholders' of
Christie Enterprises, Inc.
Kenilworth, New Jersey:

   We have audited the balance sheet of Christie Enterprises, Inc. as of October 31, 1996 and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1995 and the ten months ended October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Christie Enterprises, Inc. as of October 31, 1996 and the results of its operations and its cash flows for the year ended December 31, 1995 and the ten months ended October 31, 1996 in conformity with generally accepted accounting principles.

                                            JUMP, GREEN, HOLMAN AND COMPANY

January 20, 1997
Toms River, New Jersey

                          CHRISTIE ENTERPRISES, INC.
                                BALANCE SHEET
                               OCTOBER 31, 1996


                                         ASSETS
Current Assets:
  Cash and cash equivalents..............................................  $    30,841
  Accounts receivable....................................................      619,421
  Inventory..............................................................      202,948
  Prepaid expenses and other receivables.................................       14,357
                                                                         -------------
  Total Current Assets...................................................      867,567
                                                                         -------------
Property and Equipment--Net..............................................      251,816
                                                                         -------------
Other Assets.............................................................       20,287
                                                                         -------------

                                                                           $ 1,139,670
                                                                         =============
                     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts payable.......................................................    1,090,401
  Accrued expenses.......................................................       46,830
  Current portion of long-term debt......................................      495,000
                                                                         -------------
  Total Current Liabilities..............................................    1,632,231
                                                                         -------------
Related party loans payable..............................................       63,000
Stockholders' Equity (Deficit):
  Common stock, no par value, 1000 shares authorized, 100 shares issued
   and outstanding ......................................................      140,450
  Additional paid in capital.............................................      414,658
  Accumulated deficit....................................................   (1,110,669)
                                                                         -------------
  Total Stockholders' Equity (Deficit)...................................     (555,561)
                                                                         -------------
                                                                           $ 1,139,670
                                                                         =============

               See accompanying notes to financial statements.

                          CHRISTIE ENTERPRISES, INC.
                           STATEMENTS OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                  AND THE TEN MONTHS ENDED OCTOBER 31, 1996

                                                  1995        1996
                                             ------------ -----------
Sales........................................  $2,922,733   2,521,784
Cost of sales................................   2,667,940   2,297,517
                                             ------------ -----------
Gross Profit.................................     254,793     224,267
                                             ------------ -----------
Selling, general and administrative
 expenses....................................     469,571     386,833
                                             ------------ -----------
Loss from Operations.........................    (214,778)   (162,566)
                                             ------------ -----------
Other Expenses:
 Interest expense............................      75,354      42,291
                                             ------------ -----------
Net loss.....................................  $ (290,132)   (204,857)
                                             ============ ===========
PRO FORMA INFORMATION
 Historical loss before income taxes ........    (290,132)   (204,857)
 Pro forma income tax benefit................          --      82,000
                                             ------------ -----------
  Pro forma net loss.........................  $ (290,132)   (122,857)
                                             ============ ===========
  Pro forma net loss per share...............  $   (2,901)     (1,229)
                                             ============ ===========

               See accompanying notes to financial statements.

                          CHRISTIE ENTERPRISES, INC.
                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                  AND THE TEN MONTHS ENDED OCTOBER 31, 1996

                                                      ADDITIONAL                     TOTAL
                                            COMMON     PAID IN     ACCUMULATED   STOCKHOLDERS'
                                            STOCK      CAPITAL       DEFICIT        EQUITY
                                         ---------- ------------ ------------- ---------------
Balances December 31, 1994 ..............  $140,450    388,214       (615,680)      (87,016)
Capital contributions ...................        --     26,444             --        26,444
Net loss for the year ended December 31,
 1995 ...................................        --         --       (290,132)     (290,132)
                                         ---------- ------------ ------------- ---------------
Balances December 31, 1995 ..............   140,450    414,658       (905,812)     (350,704)
Net Loss for the ten months ended
 October 31, 1996 .......................        --         --       (204,857)     (204,857)
                                         ---------- ------------ ------------- ---------------
Balances October 31, 1996 ...............  $140,450    414,658     (1,110,669)     (555,561)
                                         ========== ============ ============= ===============

                 See accompany notes to financial statements.

                          CHRISTIE ENTERPRISES, INC.
                           STATEMENTS OF CASH FLOWS
                   FOR THE YEAR ENDED DECEMBER 31,1995 AND
                    THE TEN MONTHS ENDED OCTOBER 31, 1996

                                                      1995          1996
                                                 ------------- -------------
Cash Flows From Operating Activities:
 Cash received from customers....................  $ 3,038,796    2,223,531
 Cash paid to suppliers and employees............   (2,845,586)  (2,179,113)
 Interest paid...................................      (75,354)     (42,291)
                                                 ------------- -------------
Net Cash Provided By Operating Activities .......      117,856        2,127
                                                 ------------- -------------
Cash Flows from Investing Activities: ...........
 Capital expenditures............................      (15,927)     (16,038)
 Proceeds from affiliates........................           --       59,103
                                                 ------------- -------------
Net Cash Provided (Used) By Investing
 Activities......................................      (15,927)      43,065
                                                 ------------- -------------
Cash Flows From Financing Activities:
 Capital Contributions...........................       26,444           --
 Principal payments on long-term debt............     (151,187)     (33,260)
                                                 ------------- -------------
Net Cash Used by Financing Activities............     (124,743)     (33,260)
                                                 ------------- -------------
Net Increase (Decrease) in Cash..................      (22,814)      11,932
Beginning cash...................................       41,723       18,909
                                                 ------------- -------------
Ending cash......................................  $    18,909       30,841
                                                 ============= =============

               See accompanying notes to financial statements.

                          CHRISTIE ENTERPRISES, INC.
                     STATEMENTS OF CASH FLOWS (CONTINUED)
                   FOR THE YEAR ENDED DECEMBER 31,1995 AND
                    THE TEN MONTHS ENDED OCTOBER 31, 1996

                                                              1995        1996
                                                         ------------ -----------
Reconciliation of Net Loss to Net Cash
  Provided by Operating Activities:
   Net Loss..............................................  $(290,132)   (204,857)
Adjustments to Reconcile Net Loss to Net Cash Provided
by  Operating Activities:
   Depreciation and Amortization.........................    158,437     103,361
   Provision for bad debts...............................    101,431     136,107
  (Increase) decrease in:
   Accounts receivable...................................     14,233    (298,283)
   Prepaid expenses and other receivables................         75       3,730
   Inventory.............................................     18,144      47,054
  Increase (decrease) in:
   Accounts payable......................................    116,035     199,422
   Accrued expenses .....................................       (367)     15,593
                                                         ------------ -----------
Net Cash Provided by Operating Activities................  $ 117,856       2,127
                                                         ============ ===========

               See accompanying notes to financial statements.

                          CHRISTIE ENTERPRISES, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION

   Christie Enterprises, Inc., located in Kenilworth, New Jersey, manufactures plastic containers and products, primarily for the wholesale plant nursery industry.

B. ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

C. FAIR VALUE OF FINANCIAL INSTRUMENTS

   As of October 31, 1996, the carrying values of the Company's financial instruments which are all held for non-trading purposes, approximated their fair value.

D. IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

   Effective January 1, 1997, the Company will be required to adopt SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". The Company believes that the adoption of this statement will not have a material effect on the Company's financial position.

E. INVENTORIES

   Inventories have been recorded at the lower of cost or market. The cost of finished products includes manufacturing, labor and overhead.

F. ACCOUNTS RECEIVABLE

   The Company performs ongoing credit evaluations of its customers' financial condition and generally, requires no collateral from its customers. The Company believes the allowance for doubtful accounts of $50,000 is adequate to absorb estimated losses as of October 31, 1996.

G. PROPERTY AND EQUIPMENT

   Property and Equipment is stated at cost when placed in service. Repairs and maintenance which do not appreciably extend the useful lives of the related assets are charged to expense as incurred; major renewals or betterments are capitalized. Depreciation is computed using the straight line method over the estimated useful lives of the assets ranging from five to ten years.

H. INCOME TAXES

   The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provisions or liability for federal income taxes has been included in the financial statements. The Company continues to pay state tax.

                         DISCAS, INC., AND SUBSIDIARY

                 Pro Forma Condensed Combined Statement of Operations

                                  (Unaudited)

The following pro forma condensed combined statement of operations for the year ended April 30, 1997 give effect to the acquisition of Christie Enterprises, Inc. under the purchase method of accounting and assumptions and adjustments in the accompanying notes to the pro forma financial statements.

The pro forma statement has been prepared by the management of Discas, Inc., and Subsidiary based upon the financial statements of Christie included elsewhere herein. This pro forma statement may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statement should be read in conjunction with the audited financial statements and notes of Discas, Inc., and Subsidiary and Christie Enterprises, Inc. contained elsewhere herein.

                              Historical                           Pro forma         Pro forma
                        Discas, Inc.     Christie Enterprises     Adjustments         Combined
                        ------------     --------------------     -----------      -------------

Sales                  $5,179,668         1,756,710  (b)             (350,000)        6,586,378

Cost of Sales           3,982,066         1,592,231  (c)               26,785         5,251,082
                       ----------         ---------                                  -----------
                                                     (b)             (350,000)

Gross Profit            1,197,602           164,479                                   1,335,296

Selling, General,
 and Administrative
 Expenses               1,300,859           301,216  (c)                2,843         1,604,918
                       ----------         ---------                                  -----------
Loss from operations     (103,257)         (136,737)                                   (269,622)

Other income (expense):

Other income               35,279                -                                       35,279

Interest expense         (317,393)          (27,388)  (d)             (18,162)         (362,943)
                       ----------         ---------                                  -----------

Net other expense        (282,114)          (27,388)                                   (327,664)

Minority interest          36,705                -                                       36,705
                       ----------         ---------                                  -----------

Loss before income
 taxes                   (348,666)         (164,125)                                   (560,581)

Income tax benefit         36,000                -                                       36,000
                       ----------         ---------                                  -----------

Net loss               $ (312,666)         (164,125)                                   (524,581)
                       ==========         =========                                  ==========

Net loss per share
  Primary                 $  (.13)                                                         (.22)
                       ==========                                                    ==========
  Fully diluted           $  (.13)                                                         (.23)
                       ==========                                                    ==========

                         DISCAS, INC., AND SUBSIDIARY

              Notes to Pro Forma Condensed Combined Financial Statements

On November 1, 1996, Discas acquired substantially all of the business assets of Christie Enterprises, Inc. for a purchase price of $1,500,000. To finance the acquisition, the company borrowed $500,000 and issued a note payable to the former owner of Christie Enterprises, Inc. for $1,000,000. The note is convertible into shares of Discas at a conversion price of 125% of the Initial Public Offering price per share of the common stock of Discas, or the greater of the then fair value of a share of the common stock of Discas and $6.00 in the event an Initial Public Offering is not consummated by October 31, 1997. The pro forma financial statements combine the results of operations for the two companies for the year ended April 30, 1997.

Christie enterprises ceased operations on October 31, 1996, therefore, the historical year ended April 30, 1997 represents only six months of Christie activity, however, the last six months of this period includes operations of both entities. In combining the two entities the following pro forma adjustments have been made.

     (a) Reflects the purchase of property and equipment adjusted to fair value and the recording of debt.

                  Total purchase price                        $1,500,000
                                                              ==========
          Purchase of assets:
                    Machinery and equipment                      912,000
                    Molds                                        415,000
                                                              ----------
                        Total                                  1,327,000

                  Less book value of machinery
                    and equipment                               (298,730)
                                                              ----------
                  Net adjustment                               1,028,270
                                                              ==========
                  Goodwill                                       173,000
                  Less book value of other assets                (18,000)
                                                              ----------
                  Net adjustment                               $ 155,000
                                                              ==========

         Recording of debt
                  Note payable                                   500,000
                  Convertible note payable                     1,000,000
                                                              ----------
                                                              $1,500,000
                                                              ==========
                  Current portion                                209,666
                  Less Christie debt not assumed                (290,000)
                                                              ----------
                                                              $   80,334
                                                              ==========
                  Long term debt excluding current portion     1,290,334
                  Less Christie debt not assumed                (233,591)
                                                              ----------
                  Net adjustment                              $1,056,743
                                                              ==========

          The remaining adjustments eliminates assets and liabilities not included in the purchase.

                         DISCAS, INC., AND SUBSIDIARY

         (b) Discas had sales to Christie of approximately $350,000 from May 1, 1996 to October 31, 1996.

         (c) Depreciation of property and equipment and amortization of goodwill was adjusted as follows:


            Life
                                                                    (six months)

          7 years     Depreciation of machinery and equipment      $  65,143
          10 years    Depreciation of molds                           20,750
          15 years    Amortization of goodwill                         5,752
                                                                     -------

                                                                    $ 91,645

          Total in cost of sales                                      85,893
          Less historical depreciation                               (59,108)
                      Net adjustment                                $ 26,785
                                                                    ========

          Total in cost of selling, general and administrative
           expenses                                                    5,752
          Less historical depreciation                                (2,909)
                                                                      -------

                        Net adjustment                             $   2,843
                                                                    ========

         (d) Interest on the debt incurred for the acquisition less interest on historical Christie is as follows:

                                                                  (six months)
               Interest on new borrowings                           $ 45,550
               Less interest on historical debt                      (27,388)
                                                                     -------

                                                                    $ 18,162
                                                                    ========

         No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer or solicitation to any person in any jurisdiction where such an offer or solicitation would be unlawful.

                               TABLE OF CONTENTS


                                                                    PAGE

Prospectus Summary                                                  3
Risk Factors                                                        6
Use of Proceeds                                                     14
Dividend Policy                                                     14
Capitalization                                                      15
Dilution                                                            16
Management's Discussion and Analysis of
Financial Condition and Results of Operations                       17
Business                                                            20
Management                                                          26
Certain Transactions                                                29
Principal Stockholders                                              30
Concurrent Offering                                                 31
Interim Financing                                                   33
Description of Securities                                           33
Shares Eligible for Future Sale                                     34
Underwriting                                                        35
Legal Matters                                                       37
Experts                                                             37
Additional Information                                              38
Index to Financial Statements                                       F-1

         Until 25 days after the date of this Prospectus, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligations of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

                                 DISCAS, INC.


                        800,000 shares of Common Stock
             and 800,000 Redeemable Common Stock Purchase Warrants



                                  PROSPECTUS





                          ROAN CAPITAL PARTNERS L.P.

                                             , 1997

                                                    Alternate Prospectus Pages

                  800,000 Selling Securityholder Warrants and
             800,000 Selling Securityholder Shares of Common Stock

                                 DISCAS, INC.

         This Prospectus relates to 800,000 warrants (the "Selling Securityholder Warrants") and 800,000 shares of common stock, par value $.0001 per share (the "Selling Securityholder Common Stock" or "Selling Securityholder Shares") of Discas, Inc., a Delaware corporation ("Discas" or the "Company") issuable upon the exercise of the Selling Securityholder Warrants in accordance with their terms, to be offered and sold from time to time for the accounts of the Selling Securityholders set forth herein (the "Selling Securityholders"). All of the 800,000 Selling Securityholder Warrants and 800,000 Selling Securityholder Shares being offered hereby are being registered at the Company's expense pursuant to contractual obligations of the Company incurred in connection with a private placement of its promissory notes and common stock purchase warrants completed in April 1997. The common stock purchase warrants were automatically converted into the Selling Securityholder Warrants upon the effective date of this Prospectus.

         Each Selling Securityholder Warrant entitles the registered holder thereof to purchase, at any time over a four-year period commencing 13 months from the date of this Prospectus, one share of Common Stock at a price of $6.25 (the "Warrant Exercise Price"). The Warrant Exercise Price is subject to anti-dilution adjustments under certain circumstances. The Selling Securityholder Warrants are subject to redemption by the Company at $.10 per Selling Securityholder Warrant on 30 days' written notice commencing 13 months after the date of this Prospectus, provided the average closing bid price of the Common Stock for 20 consecutive trading days ending not more than fifteen days prior to the date on which the Company gives notice, exceeds 150% ($9.375 per share) of the current Warrant Exercise Price.

         Each Selling Securityholder has agreed with Roan Capital Partners L.P., the representative of the underwriters of the Company's initial public offering being completed concurrently with this offering, not to sell any Selling Securityholder Warrants for a period of two years from the date of this Prospectus without the prior consent of Roan Capital Partners L.P.

         The Company will receive no part of the proceeds of sales from the offering of Selling Securityholder Warrants or Selling Securityholder Shares by the Selling Securityholders. The Company could receive up to $5,000,000 from the exercise of Selling Securityholder Warrants held by the Selling Securityholders. The Company has no knowledge of any Selling Securityholder actually intending to sell any Selling Securityholder Warrants or Selling Securityholder Shares.

         The Selling Securityholder Warrants and the Selling Securityholder Shares issuable upon exercise of the Selling Securityholder Warrants may be sold by the Selling Securityholders in underwritten transactions, in ordinary brokerage transactions, in transactions in which brokers solicit purchases, in negotiated transactions, or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. See "Plan of Distribution." All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Securityholders will be borne by such Selling Securityholders. None of the Selling Securityholder Warrants nor any Selling Securityholder Shares offered pursuant to this Prospectus has been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

         AN INVESTMENT IN THE SELLING SECURITYHOLDER WARRANTS AND THE UNDERLYING SELLING SECURITYHOLDER SHARES OFFERED PURSUANT TO THIS PROSPECTUS
    IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE [ ] FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE
 CONSIDEREDBY INVESTORS BEFORE PURCHASING THE SELLING SECURITYHOLDER WARRANTS
       AND THE UNDERLYING SELLING SECURITYHOLDER SHARES OFFERED HEREBY.
                     ------------------------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED

UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.
                     ------------------------------------
                The date of this Prospectus is July [ ], 1997.

                                USE OF PROCEEDS

         All proceeds from any sale of Selling Securityholder Warrants and Selling Securityholder Shares offered by the Selling Securityholders will be received by the Selling Securityholders and not by the Company. The proceeds to the Company from the exercise of all of the Selling Securityholder Warrants would be $5,000,000. Such proceeds, if any, will be used for general corporate purposes.

                            SELLING SECURITYHOLDERS

         800,000 Selling Securityholder Warrants are being offered for resale by the Selling Securityholders. Up to 800,000 Selling Securityholder Shares are issuable upon exercise by the holders of the Selling Securityholder Warrants. All Selling Securityholder Warrants and Selling Securityholder Shares, to the extent they are being offered, are being offered for the account of the following Selling Securityholders and their donees or pledgees.

         The following table sets forth certain information with respect to the Selling Securityholders for whom the Company is registering the Selling Securityholder Warrants and the underlying Selling Securityholder Shares for resale to the public, including: (i) number of Selling Securityholder Warrants offered by each Selling Securityholder, (ii) the number of Selling Securityholder Shares issuable upon exercise of Selling Securityholder Warrants, and (iii) the percentage of class owned (assuming the maximum number of shares were issued upon exercise and then sold) by each Selling Securityholder. The Company has no knowledge of the intentions of any Selling Securityholders to actually sell any of the Selling Securityholder Warrants or Selling Securityholder Shares listed under the column "Selling Securityholder Warrants" or "Selling Securityholder Shares Issuable Upon Exercise of Selling Securityholder Warrants." There are no material relationships between any of the Selling Securityholders.

                                                                   SELLING SECURITYHOLDER
                                             SELLING                SHARES ISSUABLE UPON
                                          SECURITYHOLDER             EXERCISE OF SELLING            PERCENTAGE OF
      SELLING SECURITYHOLDER                 WARRANTS              SECURITYHOLDER WARRANTS              CLASS
----------------------------------------------------------------------------------------------------------------------
Brock C. Akers                                    40,000                            40,000                     0

Edward J. Rodriguez                               20,000                            20,000                     0

Ellen Gopin                                       20,000                            20,000                     0

William B. Greene and Ann S.                      20,000                            20,000                     0
Green TEN ENT

George W. Hawkins                                 20,000                            20,000                     0

J. Michael Crum                                   20,000                            20,000                     0

Anthony C. Recchia IRA                            80,000                            80,000                     0

Alan R. Williams                                  20,000                            20,000                     0

Erik A. Detiger                                   20,000                            20,000                     0

Anita Rosner                                     160,000                           160,000                     0

Herbert V. Cook                                   20,000                            20,000                     0

Diane M. Zam                                     120,000                           120,000                     0

Herbert C. Stine                                  20,000                            20,000                     0

Stefanie Rubin                                    80,000                            80,000                     0

Noel Mortimer Davies                              20,000                            20,000                     0

Glenn W. Sutton III                               20,000                            20,000                     0

Raymark Enterprises Inc.(1)                       20,000                            20,000                     0

Thomas McCann d.b.a                               20,000                            20,000                     0
Knowlton Street Properties

Donald G. Dougherty                               20,000                            20,000                     0

Paul S. Nakian and Maria C.                       20,000                            20,000                     0
Nakian TEN ENT

Christine Wally                                   20,000                            20,000                     0
                                    ----------------------------------------------------------------------------------
                              TOTAL              800,000                           800,000                     0

(1) An affiliate of Raymond Haddad.

         The information concerning the Selling Securityholders may change from time to time and will be set forth in Supplements to this Prospectus.

                             PLAN OF DISTRIBUTION

         The purpose of this Prospectus is to permit the Selling
Securityholders, if they desire, to offer and sell up to 800,000 Selling Securityholder Warrants and 800,000 Selling Securityholder Shares issuable upon the exercise of the Selling Securityholder Warrants at such times and at such places as the Selling Securityholders choose.

         The distribution of the Selling Securityholder Warrants and the Selling Securityholder Shares may be effected from time to time in one or more transactions. Any of the Selling Securityholder Warrants and the Selling

Securityholder Shares may be offered for sale, from time to time, by the Selling Securityholders, or by permitted transferees or successors of the Selling Securityholders, on the NASDAQ SmallCap Market, the Boston Stock Exchange, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The Selling Securityholder Warrants and the Selling Securityholder Shares offered hereby may be sold by one or more of the following: (i) through underwriters, or through underwriting syndicates; (ii) through one or more dealers or agents (which may include one or more underwriters), including, but not limited to: (a) block trades in which the broker or dealer acts as principal to facilitate the transactions; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions; and (d) transactions in which the broker solicits purchasers; (iii) directly to one or more purchasers; or (iv) a combination of these methods. The names of any underwriters or agents involved in the sale of the Selling Securityholder Warrants and the Selling Securityholder Shares will be set forth in a Prospectus Supplement. In connection with the distribution of the Selling Securityholder Warrants and the Selling Securityholder Shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Selling Securityholder Shares in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also sell Selling Securityholder Shares short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the Selling Securityholder Warrants or the Selling Securityholder Shares, which shares or Warrants such broker-dealers or financial institutions may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge the Selling Securityholder Warrants or the Selling Securityholder Shares registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Selling Securityholder Warrants and the Selling Securityholder Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

                  The Selling Securityholders or their underwriters, dealers or agents may sell the Selling Securityholder Warrants and the Selling Securityholder Shares to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the Selling Securityholders may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the Selling Securityholder Warrants and the Selling Securityholder Shares may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the Selling Securityholder Warrants and the Selling Securityholder Shares, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a Prospectus Supplement.

                  The Selling Securityholders may not effect sales of the Selling Securityholder Shares or the Selling Securityholder Warrants in the State of New Jersey except through a registered broker-dealer or else in reliance upon an exemption from registration in that state.

                  Unless granted an exemption by the Commission from Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or unless otherwise permitted under Regulation M, the Selling Securityholders will not engage in any stabilization activity in connection with the Company's securities, will furnish each broker or dealer engaged by the Selling Securityholders and each other participating broker or dealer the number of copies of this Prospectus required by such broker or dealer, and will not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Exchange Act.

                  The Company will not receive any proceeds from any sales of the Selling Securityholder Shares, but will receive the proceeds from any exercise of the Selling Securityholder Warrants held by the Selling Securityholders, which proceeds, if any, will be used for general corporate purposes.

                  In connection with the registration for resale of the Selling Securityholder Shares and the Selling Securityholder Warrants by the Company, the Company has agreed with the Selling Securityholders to use its best efforts to prepare and file with the Commission such amendments and supplements to the registration statement of which this Prospectus is a part as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the Selling Securityholder Warrants and Selling Securityholder Shares covered by the registration statement for the period required to effect the distribution of such Selling Securityholder Warrants and Selling Securityholder Shares.

         The Company is paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incident to the offering and sale of the Selling Securityholder Warrants and the Selling Securityholder Shares to the public, which are estimated to be nominal due to the concurrent public offering by the Company. If the Company is required to update this Prospectus during such period, it may incur additional expenses in excess of the amount estimated above.

         In order to comply with certain states' securities laws, if applicable, the Selling Securityholder Warrants and Selling Securityholder Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Selling Securityholder Warrants and Selling Securityholder Shares may not be sold unless they have been registered or qualify for sale in such state or an exemption from registration or qualification is available and is complied with.

                          Concurrent Public Offering

         On the date of this Prospectus, a registration statement was declared effective under the Securities Act with respect to an underwritten offering by the Company of 800,000 shares of Common Stock and 800,000 Warrants and up to an additional 120,000 shares of Common Stock and 120,000 Warrants to cover over-allotments, if any.

Alternate Prospectus Back Cover Page
------------------------------------

    No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer, or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.

                              -------------------

                               TABLE OF CONTENTS

                                                               Page
                                                               ----
Prospectus Summary . . . . . . . . . . . . . . . . . . . .
Risk Factors . . . . . . . . . . . . . . . . . . . . . . .
Use of Proceeds and Plan of Operations . . . . . . . . . .
Dividend Policy . . . . . . . . . . . . . . . . . . . . .
Capitalization. . . . . . . . . . . . . . . . . . . . . .
Dilution. . . . . . . . . . . . . . . . . . . . . . . . .
Selected Financial Data . . . . . . . . . . . . . . . . .
Management's Discussion and Analysis of
    Financial Condition and Results of Operations. . . . .
Business . . . . . . . . . . . . . . . . . . . . . . . . .
Management. . . . . . . . . . . . . . . . . . . . . . . .
Certain Transactions. . . . . . . . . . . . . . . . . . .
Principal Stockholders. . . . . . . . . . . . . . . . . .
Selling Securityholders . . . . . . . . . . . . . . . . .
Plan of Distribution . . . . . . . . . . . . . . . . . . .
Concurrent Public Offering. . . . . . . . . . . . . . . .
Description of Securities . . . . . . . . . . . . . . . .
Shares Eligible for Future Sale . . . . . . . . . . . . .
Legal Matters  . . . . . . . . . . . . . . . . . . . . . .

Experts  . . . . . . . . . . . . . . . . . . . . . . . . .
Additional Information . . . . . . . . . . . . . . . . . .
Index to Financial Statements . . . . . . . . . . . . . ..      F-1





                                 DISCAS, INC.
                    800,000 Selling Securityholder Warrants
             800,000 Selling Securityholder Shares of Common Stock

                               -----------------

                                  PROSPECTUS

                               -----------------


                                             , 1997

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Discas, Inc. (the "Company") is incorporated in Delaware. Under
Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Article Tenth of the Certificate of Incorporation and Article III of the Bylaws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. Reference is made to the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 hereto.

         Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Article Ninth of the Company's Certificate of Incorporation contains such a provision.

         The Underwriting Agreement filed herewith as Exhibit 1.2 contains provisions by which each Underwriter severally agrees to indemnify the Company, any person controlling the Company within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, each director of the Company, and each officer of the Company who signs this Registration Statement with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with this Registration Statement.



Filing Fee--Securities and Exchange Commission                      $5,059.13
Filing Fee--National Association of Securities Dealers, Inc.         1,932.28
Filing Fee-NASDAQ SmallCap Market                                    9,854.00
Filing Fee--Boston Stock Exchange                                    7,500.00
Fees and Expenses of Accountants                                    95,000.00
Fees and Expenses of Counsel                                       120,000.00
Printing and Engraving Expenses                                     25,000.00
Blue Sky Fees and Expenses                                          40,000.00
Representative's Non-accountable expenses                          122,400.00
Transfer and Warrant Agent fees                                      5,000.00
Representative's Consulting Fee                                     85,300.00
Miscellaneous Expenses                                              40,958.00

Total                                                             $558,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

    In August 1996, Discas Recycled Products Corporation ("DRPC"), a 69%-owned subsidiary of Discas, Inc. was merged with and into Discas, Inc. As a result of this transaction, the Company issued an aggregate of 56,758 shares of Common Stock to four unaffiliated stockholders of DRPC in exchange for each party's shares of DRCP. Each of such four stockholders has substantial business experience in some aspect of the plastics industry. There were no commissions paid in association with this exchange. The transaction was made in reliance on the exemption provided by Section 4(2) under the Act. In September 1996, the Company issued 270,000 shares of Common Stock to Mantis V, L.L.C. for cash consideration of $27,000. All members of Mantis V, L.L.C. are accredited investors within the meaning of Rule 501 under the Act. No commissions were paid in association with the transaction, which was made in reliance on the exemption provided by Section 4(2) under the Act. Effective December 31, 1996, the Corporation declared a Common Stock split of 1.35 shares to 1, which increased the 56,758 shares issued to the DRPC stockholders to 76,623 and the 270,000 shares sold to Mantis V, L.L.C. to 364,500. In April 1997, the Company sold 40 Units, each comprised of one $9,000 11% unsecured subordinated note and warrants to purchase 20,000 shares of Common Stock for aggregate cash consideration of $400,000 to 21 investors (the "Bridge Financing".) All of the investors in the Bridge Financing, as well as Mantis V, L.L.C., represented to the Company that they were "accredited investors" as such term is defined in Regulation D promulgated by the Act. Roan Capital Partners L.P. acted as placement agent for the Bridge Financing for a commission of 10% of the gross proceeds. Such placement was made in reliance on Rule 506 of Regulation D under the Act.


ITEM 27. EXHIBITS.



1.1     --  Form of Agreement among Underwriters.*

1.2     --  Form of Underwriting Agreement.

1.3     --  Form of Selected Dealer Agreement.*

2.1     --  Asset Purchase Agreement--Christie Enterprises, Inc.*

3.1     --  Amended and Restated Certificate of Incorporation.*

3.2     --  Amended Bylaws of the Company.*

4.1     --  Form of Common Stock Certificate.*

4.2     --  Form of Warrant Agreement between the Company and American Stock
            Transfer & Trust Company.

4.3     --  Form of Common Stock Purchase Warrant (included in Exhibit 4.2.)*

4.4     --  Form of Representative's Warrant

5.1     --  Form of Opinion of Epstein Becker & Green, P.C.

9.1     --  Voting Trust Agreement--Mantis Partners III, L.P.*

9.2     --  Voting Trust Agreement--Mantis Partners IV, L.P.*

9.3     --  Voting Trust Agreement--Ramona H. Lainas and Telemahos G. Lainas.*

9.4     --  Voting Trust Agreement--Jack Milgrom.*

9.5     --  Voting Trust Agreement--Sheftel Family Irrevocable Trust.*

9.6     --  Voting Trust Agreement--Pimbyco, Inc.*

10.1    --  Form of Employment Agreement between the Company and
            Patrick A. DePaolo, Sr.*

10.2    --  1997 Stock Option Plan*

10.3    --  Credit Agreement--Bank of Boston Connecticut*

10.4    --  Promissory Note (February 23, 1995)--Bank of Boston Connecticut.*

10.5    --  Business Loan Agreement (November 8, 1995)--Bank of Boston
            Connecticut.*

10.6    --  Change in Terms Agreement (October 6, 1995)--Bank of Boston
            Connecticut.*

10.7    --  Change in Terms Agreement #2 (November 8, 1995)--Bank of Boston
            Connecticut.*

10.8    --  Change in Terms Agreement #3 (October 31, 1996)--Bank of Boston
            Connecticut.*

10.9    --  Amendment to Credit Agreement--Bank of Boston Connecticut.*

10.10   --  Lease (3,728 Sq. Feet)--Industrial Development Group.*

10.11   --  Amendment to Lease (3,728 Sq. Feet)--Industrial Development Group.*

10.12   --  Lease (26,018 Sq. Feet)--Industrial Development Group.*

10.13   --  Amendment to Lease (26,018 Sq. Feet)--Industrial Development
            Group.*

10.14   --  Lease (23,966 Sq. Feet)--Industrial Development Group.*

10.15   --  Restated Lease Indenture--Plaza Realty Partnership.*

10.16   --  Mantis V, L.L.C. Financing Agreement.*

10.17   --  Mantis V, L.L.C. Promissory Notes totalling $375,000.*

10.18   --  Convertible Promissory Note--Christie Enterprises, Inc.*

10.19   --  Non-Competition Agreement--J-V on, L.L.C.

10.20   --  Textron Installment Note.*

10.21   --  Form of Consulting Agreement between the Company and Roan Capital
            Partners L.P.*

10.22   --  Note Modification Agreement dated February 24, 1997 between
            Mantis V, L.L.C. and the Company.

10.23   --  Revolving and Term Loan Agreement dated June 26, 1997 among
            Discas, Inc., Christie Products, Inc. and Citizens Bank of Connecticut.

21.1    --  List of Subsidiaries*

23.1    --  Consent of Jump, Green, Holman & Company.

23.2    --  Consent of Epstein Becker & Green, P.C. (Included in Exhibit 5.1).

24      --  Power of Attorney.*

27      --  Financial Data Schedule


* Previously filed.
** To be filed by Amendment.


28. UNDERTAKINGS.

    The undersigned small business issuer hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             (2) For determining liability under the Securities Act, treat each post-effective amendment as new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

             (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of an offering.

         (d) The undersigned small business issuer hereby undertakes to provide to the underwriters at the closing specified in the placement agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (f) The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

         (g) The undersigned small business issuer hereby undertakes to (1) file a post-effective amendment to this registration statement if the lock-up arrangements described in the prospectus part under the caption "Concurrent Offering" are waived by Roan Capital Partners L.P. or its successor as to 10% or more of the shares of Common Stock underlying the Selling Securityholders' Warrants and (2) file and add a "sticker" to such prospectus if such lock-up arrangement is waived as to at least 5% but less than 10% of such underlying shares of Common Stock.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Form SB-2 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waterbury, State of Connecticut, on the 30th day of June 1997.

    Discas, Inc.
 By:  /s/ Patrick A. DePaolo, Sr.
---------------------------------

    PATRICK A. DEPAOLO, SR.
    President & Chief Executive Officer



SIGNATURE                     TITLE                              DATE

/s/ Patrick A. DePaolo, Sr.   Chairman of the Board               June 30, 1997
                               President, Principal Executive
Patrick A. DePaolo, Sr.        Officer

/s/ Ron Pettirossi*           Chief Accounting Officer                   , 1997

Ron Pettirossi
/s/ Thomas R. Tomaszek*       Director                                   , 1997

Thomas R. Tomaszek
                              Director                                   , 1997

John Carroll
/s/ Alan Milton*              Director                                   , 1997

Alan Milton
                              Director                                   , 1997

Asher Bernstein

* By Patrick A. DePaolo, Sr.
  attorney in  fact

                                 EXHIBIT INDEX

EXHIBIT                      EXHIBITS                             SEQUENTIALLY
 NUMBER                                                             NUMBERED


1.1     --  Form of Agreement among Underwriters.*

1.2     --  Form of Underwriting Agreement.

1.3     --  Form of Selected Dealer Agreement.*

2.1     --  Asset Purchase Agreement--Christie Enterprises, Inc.*

3.1     --  Amended and Restated Certificate of Incorporation.*

3.2     --  Amended Bylaws of the Company.*

4.1     --  Form of Common Stock Certificate.*

4.2     --  Form of Warrant Agreement between the Company and American Stock
            Transfer & Trust Company.

4.3     --  Form of Common Stock Purchase Warrant (included in Exhibit 4.2.)*

4.4     --  Form of Representative's Warrant

5.1     --  Form of Opinion of Epstein Becker & Green, P.C.

9.1     --  Voting Trust Agreement--Mantis Partners III, L.P.*

9.2     --  Voting Trust Agreement--Mantis Partners IV, L.P.*

9.3     --  Voting Trust Agreement--Ramona H. Lainas and Telemahos G. Lainas.*

9.4     --  Voting Trust Agreement--Jack Milgrom.*

9.5     --  Voting Trust Agreement--Sheftel Family Irrevocable Trust.*

9.6     --  Voting Trust Agreement--Pimbyco, Inc.*

10.1    --  Form of Employment Agreement between the Company and
            Patrick A. DePaolo, Sr.*

10.2    --  1997 Stock Option Plan*

10.3    --  Credit Agreement--Bank of Boston Connecticut*

10.4    --  Promissory Note (February 23, 1995)--Bank of Boston Connecticut.*

10.5    --  Business Loan Agreement (November 8, 1995)--Bank of Boston
            Connecticut.*

10.6    --  Change in Terms Agreement (October 6, 1995)--Bank of Boston
            Connecticut.*

10.7    --  Change in Terms Agreement #2 (November 8, 1995)--Bank of Boston
            Connecticut.*

10.8    --  Change in Terms Agreement #3 (October 31, 1996)--Bank of Boston
            Connecticut.*

10.9    --  Amendment to Credit Agreement--Bank of Boston Connecticut.*

10.10   --  Lease (3,728 Sq. Feet)--Industrial Development Group.*

10.11   --  Amendment to Lease (3,728 Sq. Feet)--Industrial Development Group.*

10.12   --  Lease (26,018 Sq. Feet)--Industrial Development Group.*

10.13   --  Amendment to Lease (26,018 Sq. Feet)--Industrial Development
            Group.*

10.14   --  Lease (23,966 Sq. Feet)--Industrial Development Group.*

10.15   --  Restated Lease Indenture--Plaza Realty Partnership.*

10.16   --  Mantis V, L.L.C. Financing Agreement.*

10.17   --  Mantis V, L.L.C. Promissory Notes totalling $375,000.*

10.18   --  Convertible Promissory Note--Christie Enterprises, Inc.*

10.19   --  Non-Competition Agreement--J-V on, L.L.C.

10.20   --  Textron Installment Note.*

10.21   --  Form of Consulting Agreement between the Company and Roan Capital
            Partners L.P.*

10.22   --  Note Modification Agreement dated February 24, 1997 between
            Mantis V, L.L.C. and the Company.

10.23   --  Revolving and Term Loan Agreement dated June 26, 1997 among
            Discas, Inc., Christie Products, Inc. and Citizens Bank of Connecticut.

21.1    --  List of Subsidiaries*

23.1    --  Consent of Jump, Green, Holman & Company.

23.2    --  Consent of Epstein Becker & Green, P.C. (Included in Exhibit 5.1).

24      --  Power of Attorney.*

27      --  Financial Data Schedule



* Previously filed.
** To be filed by Amendment.